EXHIBIT    10.4











                                CREDIT AGREEMENT


                          Dated as of October 30, 1998

                                      among


                          SIERRA HEALTH SERVICES, INC.,
                                  as Borrower,


                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,
                             as Administrative Agent
                                       and
                                  Issuing Bank,

                           FIRST UNION NATIONAL BANK,
                              as Syndication Agent,


                                       and


                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO





                                 Lead Arranger:

                      NATIONSBANC MONTGOMERY SECURITIES LLC







                                                 TABLE OF CONTENTS


Section                                                                                                        Page


ARTICLE I
  DEFINITIONS.....................................................................................................1
  1.01  Certain Defined Terms.....................................................................................1
  1.02  Other Interpretive Provisions............................................................................24
  1.03  Accounting Principles....................................................................................25

ARTICLE II
  THE CREDITS....................................................................................................26
  2.01  Amounts and Terms of Commitments.........................................................................26
  2.02  Loan Accounts............................................................................................26
  2.03  Procedure for Borrowing..................................................................................27
  2.04  Conversion and Continuation Elections....................................................................28
  2.05  Voluntary Termination or Reduction of Commitments........................................................29
  2.06  Optional Prepayments.....................................................................................30
  2.07  Mandatory Prepayments of Loans; Mandatory Commitment
               Reductions and Repayments.........................................................................30
  2.09  Interest.................................................................................................33
  2.10  Fees   ..................................................................................................34
               (a)     Agents' Fees..............................................................................34
               (b)     Commitment Fees...........................................................................34
  2.11  Computation of Fees and Interest.........................................................................34
  2.12  Payments by the Company..................................................................................35
  2.13  Payments by the Banks to the Agent.......................................................................35
  2.14  Sharing of Payments, Etc.................................................................................36
  2.15  Security.................................................................................................37

ARTICLE III
  THE LETTERS OF CREDIT..........................................................................................37
  3.01  The Letter of Credit Subfacility.........................................................................37
  3.02  Issuance, Amendment and Renewal of Letters of Credit.....................................................38
  3.03  Existing BofA Letters of Credit; Risk Participations,
               Drawings and Reimbursements.......................................................................41
  3.04  Repayment of Participations..............................................................................43
  3.05  Role of the Issuing Bank.................................................................................44
  3.06  Obligations Absolute.....................................................................................44
  3.07  Cash Collateral Pledge...................................................................................46
  3.08  Letter of Credit Fees....................................................................................46
  3.09  Uniform Customs and Practice.............................................................................46

ARTICLE IV
  TAXES, YIELD PROTECTION AND ILLEGALITY.........................................................................47
  4.01  Taxes  ..................................................................................................47
  4.02  Illegality...............................................................................................48
  4.03  Increased Costs and Reduction of Return..................................................................49
  4.04  Funding Losses...........................................................................................50
  4.05  Inability to Determine Rates.............................................................................50
  4.06  Certificates of Banks....................................................................................51



Section                                                                                                        Page


  4.07  Substitution of Banks....................................................................................51
  4.08  Survival.................................................................................................51

ARTICLE V
  CONDITIONS PRECEDENT...........................................................................................51
  5.01  Conditions of Initial Credit Extensions..................................................................51
               (a)     Credit Agreement and Notes................................................................52
               (b)     Resolutions; Incumbency...................................................................52
               (c)     Organization Documents; Good Standing.....................................................52
               (d)     Legal Opinions............................................................................52
               (e)     Payment of Fees...........................................................................52
               (f)     Certificate...............................................................................53
               (g)     Collateral Documents......................................................................53
               (h)     Regulatory Compliance.....................................................................54
               (i)     Prior Credit Agreement....................................................................54
               (j)     Kaiser Acquisition Agreements.............................................................54
               (k)     Litigation................................................................................55
               (l)     Financial Covenant Certificate............................................................55
               (m)     Other Documents...........................................................................55
  5.02  Conditions to All Credit Extensions......................................................................55
               (a)     Notice, Application.......................................................................55
               (b)     Continuation of Representations and Warranties............................................56
               (c)     No Existing Default.......................................................................56

ARTICLE VI
  REPRESENTATIONS AND WARRANTIES.................................................................................56
  6.01  Corporate Existence and Power............................................................................56
  6.02  Corporate Authorization; No Contravention................................................................57
  6.03  Authorization, Approval, etc.............................................................................57
  6.04  Binding Effect...........................................................................................58
  6.05  Litigation...............................................................................................58
  6.06  No Default...............................................................................................58
  6.07  Compliance with Laws and ERISA...........................................................................58
  6.08  Use of Proceeds; Margin Regulations......................................................................60
  6.09  Title to Property and Collateral; No Liens...............................................................60
  6.10  As to Pledged Shares.....................................................................................60
  6.11  Taxes  ..................................................................................................60
  6.12  Financial Condition......................................................................................60
  6.13  Environmental Matters....................................................................................61
  6.14  Collateral Documents.....................................................................................62
  6.15  Regulated Entities.......................................................................................62
  6.16  No Burdensome Restrictions...............................................................................62
  6.17  Copyrights, Patents, Trademarks and Licenses, etc........................................................62
  6.18  Subsidiaries.............................................................................................63
  6.19  Insurance................................................................................................63
  6.20  Swap Obligations.........................................................................................63
  6.21  Full Disclosure..........................................................................................63
  6.22  Business Activity........................................................................................63
  6.23  Licensing, Etc...........................................................................................63



Section                                                                                                        Page


  6.24 Kaiser Acquisition Agreements.............................................................................64
  6.25  Year 2000 Representation.................................................................................64

ARTICLE VII
  AFFIRMATIVE COVENANTS..........................................................................................65
  7.01  Financial Statements.....................................................................................65
  7.02  Certificates; Other Information..........................................................................66
  7.03  Notices..................................................................................................67
  7.04  Preservation of Corporate Existence, Etc.................................................................68
  7.05  Maintenance of Property..................................................................................68
  7.06  Insurance................................................................................................68
  7.07  Payment of Obligations...................................................................................69
  7.08  Compliance with Laws.....................................................................................69
  7.09  Compliance with ERISA....................................................................................69
  7.10  Inspection of Property and Books and Records.............................................................70
  7.11  Environmental Laws.......................................................................................70
  7.12  Use of Proceeds..........................................................................................70
  7.13  Further Assurances.......................................................................................70
  7.14  Dividends of Subsidiaries During Default.................................................................71
  7.15  Acquisitions.............................................................................................71

ARTICLE VIII
  NEGATIVE COVENANTS.............................................................................................72
  8.01  Limitation on Liens......................................................................................72
  8.02  Disposition of Assets....................................................................................74
  8.03  Consolidations and Mergers...............................................................................74
  8.04  Loans and Investments....................................................................................75
  8.05  Limitation on Indebtedness...............................................................................76
  8.06  Transactions with Affiliates.............................................................................76
  8.07  Use of Proceeds..........................................................................................77
  8.08  Contingent Obligations...................................................................................77
  8.09  Lease Obligations........................................................................................77
  8.10  Restricted Payments......................................................................................78
  8.11  ERISA  ..................................................................................................79
  8.12  Change in Business.......................................................................................79
  8.13  Accounting Changes.......................................................................................79
  8.14  Financial Covenants......................................................................................79
  8.15  Limitation on Payment Restrictions Affecting
               Subsidiaries......................................................................................80
  8.16  Pledged Shares...........................................................................................80
  8.17  Acquisitions.............................................................................................81

ARTICLE IX
  EVENTS OF DEFAULT..............................................................................................81
  9.01  Event of Default.........................................................................................81
               (a)     Non-Payment...............................................................................81
               (b)     Representation or Warranty................................................................82
               (c)     Specific Defaults.........................................................................82
               (d)     Other Defaults............................................................................82



Section                                                                                                        Page


               (e)     Cross-Default.............................................................................82
               (f)     Insolvency; Voluntary Proceedings.........................................................82
               (g)     Involuntary Proceedings...................................................................83
               (h)     ERISA.....................................................................................83
               (i)     Monetary Judgments........................................................................83
               (j)     Non-Monetary Judgments....................................................................83
               (k)     Change of Control.........................................................................83
               (l)     Loss of Licenses..........................................................................84
               (m)     HMO Event.................................................................................84
               (n)     Prospective Premium Default...............................................................84
               (o)     Adverse Change............................................................................84
               (p)     Invalidity of Subordination Provisions....................................................84
  9.02  Remedies.................................................................................................84
  9.03  Rights Not Exclusive.....................................................................................85

ARTICLE X
  THE AGENT......................................................................................................85
  10.01  Appointment and Authorization; "Agent"..................................................................85
  10.02  Delegation of Duties....................................................................................86
  10.03  Liability of Agent......................................................................................86
  10.04  Reliance by Agent.......................................................................................87
  10.05  Notice of Default.......................................................................................87
  10.06  Credit Decision.........................................................................................88
  10.07  Indemnification of Agent................................................................................88
  10.08  Agent in Individual Capacity............................................................................89
  10.09  Successor Agent.........................................................................................89
  10.10  Withholding Tax.........................................................................................90
  10.11  Syndication Agent.......................................................................................91

ARTICLE XI
  MISCELLANEOUS..................................................................................................91
  11.01  Amendments and Waivers..................................................................................91
  11.02  Notices.................................................................................................92
  11.03  No Waiver; Cumulative Remedies..........................................................................93
  11.04  Costs and Expenses......................................................................................93
  11.05  Company Indemnification.................................................................................94
  11.06  Payments Set Aside......................................................................................95
  11.07  Successors and Assigns..................................................................................95
  11.08  Assignments, Participations, etc........................................................................95
  11.09  Set-off.................................................................................................97
  11.10  Automatic Debits of Fees................................................................................97
  11.11  Notification of Addresses, Lending Offices, Etc.........................................................98
  11.12  Counterparts............................................................................................98
  11.13  Severability............................................................................................98
  11.14  No Third Parties Benefited..............................................................................98
  11.15  Governing Law and Jurisdiction..........................................................................98
  11.16  Waiver of Jury Trial....................................................................................99
  11.17  Entire Agreement.......................................................................................100


    SCHEDULES

    Schedule 1.01     Specified Charges
    Schedule 2.01     Commitments
    Schedule 3.03     Existing BofA Letters of Credit
    Schedule 5.01(g)  Excluded Subsidiaries
    Schedule 6.03     Required Approvals
    Schedule 6.05     Litigation
    Schedule 6.12     Permitted Liabilities
    Schedule 6.13     Environmental Matters
    Schedule 6.18     Subsidiaries and Minority Interests
    Schedule 6.19     Insurance Matters
    Schedule 8.01     Permitted Liens
    Schedule 8.04     Existing Investments
    Schedule 8.05     Permitted Indebtedness
    Schedule 8.08     Contingent Obligations
    Schedule 8.17     Permitted Acquisitions
    Schedule 11.02    Lending Offices; Addresses for Notices


    EXHIBITS

    Exhibit A                 Form of Notice of Borrowing
    Exhibit B                 Form of Notice of Conversion/Continuation
    Exhibit C                 Form of Compliance Certificate
    Exhibit D                 Form of Legal Opinion of Company's Counsel
    Exhibit E                 Form of Assignment and Acceptance
    Exhibit F                 Form of Promissory Note
    Exhibit G                 Form of Pledge Agreement
    Exhibit H                 Form of Kaiser Note
    Exhibit I                 Form of Joinder Agreement

                                                CREDIT AGREEMENT


         This CREDIT AGREEMENT is entered into as of October 30, 1998, among SIERRA HEALTH SERVICES, INC., a Nevada corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), Bank of America National Trust and Savings Association, as Issuing Bank and as administrative agent for the Banks and First Union National Bank, as syndication agent.

         WHEREAS, the Banks have agreed to make available to the Company a revolving credit facility with letter of credit subfacility upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                                     ARTICLE I
                                                    DEFINITIONS

         1.01 Certain Defined Terms. The following terms have the following meanings:

         "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a)the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b)the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c)a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

         "Actual Knowledge" shall mean, as to any matter with respect to any Person, the actual knowledge of such matter by a Responsible Officer of such Person, it being understood in any event that "actual knowledge" shall be deemed to exist upon receipt of a notice of such matter by a Responsible Officer.

         "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person,



                                                         1


whether through the ownership of voting securities, membership interests, by contract, or otherwise.

         "Agent" means BofA in its capacity as agent for the Banks hereunder, and any successor agent arising under Section 10.09.

         "Agent-Related Persons" means BofA and any successor agent arising under Section 10.09 and any successor letter of credit issuing bank hereunder, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Agent's Payment Office" means the address for payments set forth on Schedule 11.02 or such other address as the Agent may from time to time specify.

         "Agreement" means this Credit Agreement.

         "Applicable Regulatory Requirements" refers to any requisite filing or approval requirements of any state insurance regulatory authorities having jurisdiction over any of the Subsidiaries that must be satisfied or obtained by the Agent or the Lender Parties as a condition to exercising or transferring direct or indirect voting or other control over such Subsidiaries or transferring or otherwise disposing of the Pledged Shares, Pledged Property or Collateral with respect to such Subsidiaries.

         "Applicable Commitment Fee Rate" means a rate per annum determined by reference to the Leverage Ratio as follows:




                                                                Applicable
Level     Leverage Ratio                                    Commitment Fee Rate
Level 1   Less than or equal to 1.50                                0.300%
Level 2   Greater than 1.50 but less than or equal to 2.00          0.350%
Level 3   Greater than 2.00 but less than or equal to 2.50          0.350%
Level 4   Greater than 2.50 but less than or equal to 3.00          0.450%
Level 5   Greater than 3.00 but less than or equal to 3.50          0.450%
Level 6   Greater than 3.50                                         0.500%

From the Closing Date until the delivery of the Compliance Certificate for the fiscal quarter ending June 30, 1999, the Applicable Commitment Fee Rate shall be Level 5. Thereafter, the Applicable Commitment Fee Rate shall be effective from and including the date on which the Agent receives a Compliance Certificate to but excluding the date on which the Agent receives the next Compliance Certificate; provided, however, that if the



                                                         2

Agent does not receive a Compliance Certificate by the date required by subsection 7.02(b), the Applicable Commitment Fee
Rate shall, effective as of such date, be Level 6 to but excluding the date the Agent receives such Compliance
Certificate.

         "Applicable Letter of Credit Fee Rate" means a rate per annum equal to the Applicable Margin for LIBOR Rate Loans.

         "Applicable Margin" means in the case of Base Rate Loans and LIBOR Rate Loans a rate per annum determined by reference to the Leverage Ratio as follows:


                                          Applicable              Applicable
                                            LIBOR                    Base
Level       Leverage Ratio               Rate Margin              Rate Margin
Level 1     Less than or equal to 1.50      1.000%                 0.000%
Level 2     Greater than 1.50 but less
              than or equal to 2.00         1.250%                 0.250%
Level 3     Greater than 2.00 but less
              than or equal to 2.50         1.625%                 0.625%
Level 4     Greater than 2.50 but less
              than or equal to 3.00         1.875%                 0.875%
Level 5     Greater than 3.00 but less
              than or equal to 3.50          2.125%                1.125%
Level 6     Greater than 3.50                2.375%                1.375%

From the Closing Date until the delivery of the Compliance Certificate for the fiscal quarter ending June 30, 1999, the Applicable Margin shall be Level 5. Thereafter, the Applicable Margin shall be effective from and including the date on which the Agent receives a Compliance Certificate to but excluding the date on which the Agent receives the next Compliance Certificate; provided, however, that if the Agent does not receive a Compliance Certificate by the date required by subsection 7.02(b), the Applicable Margin shall, effective as of such date, be Level 6 to but excluding the date the Agent receives such Compliance Certificate.

         "Assignee" has the meaning specified in subsection 11.08(a).

         "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the allocated reasonable cost of internal legal services and all disbursements of internal counsel.

         "Bank" has the meaning specified in the introductory clause hereto. References to the "Banks" shall include BofA, and shall



                                                         3


include any Bank acting in its capacity as Issuing Bank; for purposes of clarification only, to the extent that a Bank may have any rights or obligations in addition to those of the Banks due to its status as Issuing Bank, its status as such will be specifically referenced.

         "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.), as amended.

         "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b)the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Revolving Loan, or an L/C Advance, that bears interest based on the Base Rate.

         "BofA" means Bank of America National Trust and Savings
Association, a national banking association.

         "Borrowing" means a borrowing hereunder consisting of Revolving Loans of the same Type made to the Company on the same day by the Banks under Article II, and, other than in the case of Base Rate Loans, having the same Interest Period.

         Borrowing Date means any date on which a Borrowing occurs under Section 2.03.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any LIBOR Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

         "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.



                                                         4

        "Capital Expenditures" means, for any period, the aggregate amount of all expenditures of the Company and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures.

         "Capital Lease" means any lease of property which in accordance with GAAP should be capitalized on the lessee's balance sheet or disclosed in a footnote thereto as a capitalized lease.

         "Cash Collateralize" means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, as additional collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Agent and the Issuing Bank (which documents are hereby consented to by the Banks). Derivatives of such term shall have corresponding meaning. The Company shall grant to the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked deposit accounts at BofA.

         "Change of Control" shall be deemed to have occurred if any Person or group (as defined in Section 13(d)(3) of the Exchange
Act) acquires (beneficially or of record) 25% or more of the voting or economic interests in the fully diluted capital stock of the Company.

         "CII" means CII Financial, Inc., a wholly-owned Subsidiary of the Company.

         "Closing Date" means the date on or before November 30, 1998 on which all conditions precedent set forth in Section 5.01 are satisfied or waived by all Banks (or, in the case of subsection 5.01(e), waived by the Person entitled to receive such payment).

         "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

         "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Company and its Subsidiaries in or upon which a Lien now or hereafter exists in favor of the Banks, or the Agent on behalf of the Banks, whether under this Agreement or under any other documents executed by any such Person and delivered to the Agent or the Banks.




                                                         5


         "Collateral Documents" means, collectively, (i)the Pledge Agreements and all other security agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guarantees and other similar agreements between the Company or any Subsidiary and the Banks or the Agent for the benefit of the Banks now or hereafter delivered to the Banks or the Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) against the Company or any Subsidiary as debtor in favor of the Banks or the Agent for the benefit of the Banks as secured party, and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

         "Commitment", as to each Bank, has the meaning specified in
Section 2.01.

         "Commitment Increase Date" has the meaning specified in
Section 2.08.

         "Company" has the meaning specified in the introductory clause hereto.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

         "Consolidated Adjusted EBITDA" means, for any period, the Sierra Adjusted EBITDA plus the Kaiser-Texas Modified EBITDA. Consolidated Adjusted EBITDA shall be calculated as of the last day of the most recently ended fiscal quarter of the Company for the period of four consecutive full fiscal quarters then ended.

         "Consolidated Funded Debt" means, as of any date, when used with reference to any Person, without duplication,
(i) Indebtedness of such Person which by its terms matures in, or at such Person's option can be extended for, one year or more from the date of the creation or incurrence thereof (including current portions of such long-term Indebtedness), including all hedging agreements and letters of credit entered into in connection with such Indebtedness, (ii) such Person's Capital Lease obligations classified as long-term liabilities under GAAP,
(iii) Guaranty Obligations of such Person of Indebtedness of other Persons of the character referred to in clauses (i) and
(ii) above and (iv) the amount by which CII's reserve liabilities exceed the sum of CII's cash and marketable securities.

         "Consolidated Net Worth" of any Person means the amount, if any, by which Total Assets exceed Total Liabilities.



                                                         6

        "Consolidated Tangible Assets" means, at any time, (a) the Total Assets of the Company and its Subsidiaries, minus (b) the aggregate net book value at such time of all assets of the Company and its Subsidiaries that should be treated as intangible assets in accordance with GAAP, (including, without limitation, goodwill, patents, trade names, trade marks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets (other than prepaid insurance, prepaid taxes and deferred tax assets) treasury stock and the excess of cost of shares acquired over book value of related assets).

         "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, with or without recourse,
(a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or
(iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments;
(c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or
(d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of


                                                         7


Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

         "Conversion/Continuation Date" means any date on which, under Section 2.04, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

         "Convertible Debt" means the Indebtedness in respect of those certain 71/2% Convertible Subordinated Debentures Due 2001 of CII, in an outstanding principal amount of $51,456,000 as of September 30, 1998.

         "Credit Extension" means and includes (a) the making of any Revolving Loans hereunder, and (b) the Issuance of any Letters of Credit hereunder.

         "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

         "Dollars", "dollars" and "$" each mean lawful money of the United States.

         "Effective Amount" means (i) with respect to any Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans occurring on such date; and
(ii) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

         "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000;



                                                         8

b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States;
(c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or
(iii) a Person of which a Bank is a Subsidiary; or (d) any insurance company, mutual fund or other financial institution or fund which has been approved in writing by the Company and the Agent as an Eligible Assignee for purposes of this Agreement, provided that in each such case such approval shall not be unreasonably withheld and shall not be required from the Company during the continuance of any Event of Default.

         "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental
Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by the Company.

         "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air
Act, the Federal Water Pollution Control Act of 1972, the Solid
Waste Disposal Act, the Federal Resource Conservation and
Recovery Act, the Toxic Substances Control Act and the Emergency Planning and Community Right-to-Know Act.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.


                                                         9


         "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to
Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA
Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization;
(d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

         "Eurodollar Reserve Percentage" has the meaning specified in the definition of "LIBOR Rate".

         "Event of Default means any of the events or circumstances specified in Section 9.01.

         "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

         "Excluded Subsidiary" means the 2314 Partnership, any Subsidiary of the Company that has less than $500,000 of assets or the pledge of whose stock (i) is prohibited pursuant to applicable regulations of a Governmental Authority or (ii) would otherwise subject the Company or such Subsidiary to burdensome regulatory requirements (as reasonably determined by the Company and the Agent).

         "Existing BofA Letters of Credit" means the letters of credit described in Schedule 3.03.

         "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any


                                                        10

successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

        "Fee Letter" has the meaning specified in subsection
2.10(a).

        "Fixed Charges" means, for any period of four consecutive fiscal quarters and without duplication, the sum of (i) cash Interest Expense and fees paid on, all Indebtedness during such period plus (ii) the aggregate principal amount of all current maturities of Consolidated Funded Debt (including the principal portion of rentals under Capital Leases) scheduled to be paid by the Company and its Subsidiaries during such period (excluding prepayments of principal not required under the loan documents relating to such Indebtedness and excluding the payment of the Convertible Debt upon the maturity thereof), all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

        "Fixed Charges Coverage Ratio" means, at any date, the ratio of (i) Consolidated Adjusted EBITDA for the four consecutive fiscal quarters ending on or prior to such date minus cash
Capital Expenditures and cash income taxes paid during such period to (ii) Fixed Charges for such period.

         "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

         "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 4.01.

         "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of
Certified Public Accountants and statements and pronouncements of


                                                        11


the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank
(or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

         "Hazardous Materials" means all those substances that are regulated by, or which may form the basis of liability under, any Environmental Law, including any substance identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

         "Health Care Business" shall mean (a) the provision, administration or arrangement of health care services, related ancillary products or both, directly or through an HMO, a provider, a regulated health care service contractor or any other business which in the ordinary course provides, administers or arranges for such services, products or both, (b) the provision, administration or arrangement of health, life and related insurance, (c) the provision or management of health care services (including medical management claims services and management through medical information services), (d) the provision, administration or arrangement of health care through a hospital, outpatient, urgent care, clinical, home health or hospice environment, (e) the provision, administration or arrangement of workers' compensation services both fully insured and administrative in nature, (f) any business activities directly related and incidental to any of the foregoing, and
(g) any other business activity which is related, ancillary or incidental to any of the foregoing and in which the Company is engaged on the Closing Date.

        "HMO" shall mean any Person which operates as a health maintenance organization.



                                                        12

       "HMO Event" shall mean failure by the Company or any of its HMO Subsidiaries to comply in any material respect with any of the terms and provisions of any applicable HMO Regulation pertaining to the fiscal soundness, solvency or financial condition of the Company or any of its HMO Subsidiaries, or the assertion in writing, after the Closing Date, by an HMO Regulator that it intends to take administrative action against the Company or any of its HMO Subsidiaries to revoke or modify any Governmental Approval of, or to enforce the fiscal soundness, solvency or financial provisions or requirements of such HMO Regulations against, the Company or any of its HMO Subsidiaries, if such action, modification or enforcement is reasonably likely to have a Material Adverse Effect.

         "HMO Regulations" shall mean all Requirements of Law applicable to any HMO Subsidiary under federal or state law and any regulations, orders and directives promulgated or issued pursuant to the foregoing.

         "HMO Regulator" means any Person charged with the administration, oversight or enforcement of an HMO Regulation, whether primarily, secondarily, or jointly.

         "HMO Subsidiary" shall mean any current or future Subsidiary of the Company that is either an HMO or a regulated health care service contractor.

         "HMO Texas" means HMO Texas, L.C., a Texas limited liability company which is an indirect Subsidiary of the Company.

         "Honor Date" has the meaning specified in subsection
3.03(b).

         "Indebtedness" of any Person means, without duplication,
(a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property);


                                                        13

f) all obligations with respect to Capital Leases; (g) all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer or a member. For purposes of calculating the amount of any Indebtedness described in clauses (e) and (g) above, to the extent that the rights and remedies of the obligee of such Indebtedness are limited to certain property and are nonrecourse to the Person owning or pledging such property, the amount of such Indebtedness shall not exceed the value of such property.

         "Indemnified Liabilities" has the meaning specified in
Section 11.05.

         "Indemnified Person" has the meaning specified in Section
11.05.

         "Independent Auditor" has the meaning specified in subsection 7.01(a).

         "Insolvency Proceeding" means, with respect to any Person,
(a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or
(b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

         "Interest Expense" of the Company and its Subsidiaries for any period means the aggregate amount of interest paid, accrued or scheduled to be paid or accrued in respect of any Indebtedness (including the interest portion of rentals under Capital Leases) and all but the principal component of payments in respect of conditional sales, equipment trust or other title retention agreements or under a Capital Lease paid, accrued or scheduled to be paid or accrued by the Company and its Subsidiaries during such period, in each case determined in accordance with GAAP and



                                                        14


excluding periodic maintenance, insurance, taxes and similar charges not properly characterized as interest expense under GAAP.

         "Interest Payment Date" means, as to any LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter and each date such Loan is converted into another Type of Loan, provided, however, that if any Interest Period for a LIBOR Rate Loan exceeds three months, the date that falls three months after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment
Date.

         "Interest Period" means, as to any LIBOR Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation;

         provided that:

                  (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest
         Period shall end on the preceding Business Day;

                  (ii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                  (iii) no Interest Period for any Loan shall extend beyond the Revolving Termination Date.

         "Investment" has the meaning specified in Section 8.04.

         "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

         "Issuance Date" has the meaning specified in subsection
3.01(a).


                                                        15

        "Issue" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued,"
"Issuing" and "Issuance" have corresponding meanings.

         "Issuing Bank" means BofA in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under subsection
10.01(b) or Section 10.09.

         "Joinder Agreement" means each of the Joinder Agreements which may be executed by additional Banks pursuant to Section
2.08, substantially in the form of Exhibit I.

         "Kaiser Acquisition Agreements" means those certain Asset Sale and Purchase Agreements dated June 5, 1998, one of which is between PMAT and HMO Texas and the other of which is between Kaiser-Texas and HMO Texas.

         "Kaiser Note" means that certain promissory note in the principal amount of $35,200,000 and otherwise substantially in the form of Exhibit H, from HMO Texas in favor of Kaiser Texas.

         "Kaiser Texas" means Kaiser Foundation Health Plan of Texas.

         "Kaiser-Texas Acquisition" means the transaction pursuant to which the Company will acquire certain assets of Kaiser Texas and PMAT.

         "Kaiser-Texas Modified EBITDA" means, for the four quarter period ending on December 31, 1998, a loss of [$5,641,000]; for the four quarter period ending on March 31, 1999, the product of
(a) 4 times (b) the net income of HMO Texas and PMAT for the fiscal quarter ending on March 31, 1999 plus to the extent deducted therefrom, total book taxes, Interest Expense and depreciation and amortization expenses minus any non-cash extraordinary gains; for the four quarter period ending on June 30, 1999, the product of (a) 2 times (b) the net income of HMO Texas and PMAT for the two fiscal quarters ending on June 30, 1999 plus to the extent deducted therefrom, total book taxes, Interest Expense and depreciation and amortization expenses minus any non-cash extraordinary gains; for the four quarter period ending on September 30, 1999, the product of (a) 4/3 times (b) the net income of Texas and PMAT for the three fiscal quarters ending on September 30, 1999 plus to the extent deducted therefrom, total book taxes, Interest Expense and depreciation and amortization expenses minus any non-cash extraordinary gains; and for all periods ending after September 30, 1999, zero.



                                                        16


         "L/C Advance" means each Bank's participation in any L/C
Borrowing in accordance with its Pro Rata Share.

         "L/C Amendment Application" means an application form for amendment of outstanding standby letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

         "L/C Application" means an application form for issuances of standby letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

         "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under subsection 3.03(c).

         "L/C Commitment" means the commitment of the Issuing Bank to Issue, and the commitment of the Banks severally to participate in, Letters of Credit from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed on any date the amount of $50,000,000, as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to Section
2.05; provided that the L/C Commitment is a part of the combined Commitments, rather than a separate, independent commitment.

         "L/C Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C
Borrowings.

         "L/C-Related Documents" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

         "Lead Arranger" means NationsBanc Montgomery Securities LLC, a Delaware limited liability company.

         "Lender Party" has the meaning specified in the Pledge
Agreements.

         "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 11.02, or such other office or offices

39246619.6 11699 1000P 96246459

                                                        17

as such Bank may from time to time notify the Company and the Agent.

         "Letters of Credit" means any standby letters of credit
Issued by the Issuing Bank pursuant to Article III.

         "Leverage Ratio" of any Person means the ratio of Consolidated Funded Debt to Consolidated Adjusted EBITDA.

         "LIBOR Rate" means, for any Interest Period, with respect to LIBOR Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/100th of 1%) determined by the Agent as follows:

         LIBOR Rate =                 LIBOR
                         1.00 - Eurodollar Reserve Percentage

         Where,

                  "Eurodollar Reserve Percentage" means for any day for any Interest Period the maximum reserve percentage
         (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement
         (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                  "LIBOR" means the rate of interest per annum determined by the Agent to be the arithmetic mean (rounded upward to the next 1/16th of 1%) of the rates of interest per annum notified to the Agent by BofA as the rate of interest at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, a LIBOR Rate Loan by BofA and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

                  The LIBOR Rate shall be adjusted automatically as to all LIBOR Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

         "LIBOR Rate Loan" means a Loan that bears interest based on the LIBOR Rate.




                                                        18


         "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) option, pre-emptive right or preferential arrangement of any kind or nature whatsoever having substantially the same effect as any of the foregoing in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital
Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law), any contingent or other agreement to provide any of the foregoing (but not including the interest of a lessor under an operating lease), and including, in the case of stock, stockholder agreements, voting trust agreements and similar arrangements.

         "Loan" means an extension of credit by a Bank to the Company under Article II or Article III in the form of a Revolving Loan or L/C Advance.

         "Loan Documents" means this Agreement, any Notes, the Collateral Documents, the Fee Letter, the L/C-Related Documents, and all other letters and documents delivered to the Agent, Syndication Agent, Lead Arranger or any Bank in connection herewith.

         "Majority Banks" means at any time Banks then holding in excess of 50% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having in excess of 50% of the Commitments.

         "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of the Company or the Company and its Subsidiaries taken as a whole;
(b) a material impairment of the ability of the Company to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Company of any Loan Document, or (ii) the perfection or priority of any Lien granted under any of the Collateral Documents.




                                                        19

        "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

         "Net Cash Proceeds" shall mean cash payments received from any sale, lease, transfer or other disposition of equity securities of a Subsidiary of the Company or property or other assets of the Company or a Subsidiary thereof (including any cash payments received by way of deferred payment pursuant to a note or installment receivable or otherwise, but only as and when received), in each case net of (A) all accounting, appraisal, legal, title and recording tax expenses, (B) the amount of any Indebtedness (other than Indebtedness hereunder) secured by the property or assets being sold and/or required to be repaid by the Company or Subsidiaries of the Company on the occasion of such sale, (C) the amount of accrued employee benefits required to be paid on the occasion of such, (D) a reserve for amounts, if any, subject to recapture by Medicare as a consequence of such sale,
(E) commissions and other reasonably estimated income taxes payable with respect to the fiscal year during which such sale occurs, as a consequence of such sale, lease, transfer or other disposition or as a consequence of any repatriation of such cash payments and (F) all distributions and other payments made to holders of minority interests in Subsidiaries as a result of such sale, lease, transfer or other disposition.

         "Note" means a promissory note executed by the Company in favor of a Bank pursuant to subsection 2.02(b), in substantially the form of Exhibit F.

         "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

         "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

         "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Bank, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and any obligations owing by the Company to any Bank under any Swap Contracts permitted under the terms of this Agreement.

         "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights



                                                        20


of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

         "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

         "Participant" has the meaning specified in subsection
11.08(d).

         "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

         "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five
(5) plan years.

         "Permitted Acquisitions" means Acquisitions by the Company or any of its Subsidiaries of Persons and/or assets involved (or to be used) in connection with the Health Care Business;
provided, that (i) any Acquisition involving a merger to which the Company or any of its Subsidiaries is a party must provide that the Company or such Subsidiary is the surviving corporation in such merger, (ii) immediately before and after giving effect to the consummation of each Acquisition, no Default has occurred and is continuing or will exist; (iii) for each such Acquisition, the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree has been obtained; and (iv) the Company shall have complied with the requirements of Section 7.15, if applicable.

         "Permitted Liens" has the meaning specified in Section 8.01.

         "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental
Authority.




                                                        21

        "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

         "Pledge Agreement" means each Pledge Agreement executed and delivered by the Company or a Pledgor Subsidiary pursuant to
Section 5.0.1(g), substantially in the form of Exhibit G hereto, as amended, supplemented, restated or otherwise modified from time to time.

         "Pledged Collateral" has the meaning specified in the Pledge
Agreements.

         "Pledged Property" has the meaning specified in the Pledge
Agreements.

         "Pledged Shares" has the meaning specified in the Pledge
Agreements.

         "Pledgor Subsidiary" means any Subsidiary of the Company or of another Subsidiary executing and delivering a Pledge
Agreement.

         "PMAT" means Permanente Medical Association of Texas.

         "Prior Credit Agreement" means that certain Credit Agreement dated as of April 11, 1996, as amended, among the Company, the lenders party thereto and BofA, as agent.

         "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

         "Prospective Premium Default" shall mean the institution, with respect to the Company or any of its Subsidiaries by an HMO Regulator pursuant to applicable HMO Regulations, of a restriction on the fees or premiums that any HMO Subsidiary of the Company may charge that is likely to cause the Company to be in default of one or more of the financial covenants in
Section 8.14 of this Agreement during one or more of the four fiscal quarters of the Company following the effective date of such restriction; provided that, in determining such likelihood, due consideration shall be given of actions the Company proposes to take, or to have any HMO Subsidiary take, in response to such restriction to the extent such actions have been communicated to the Banks within 30 days after such effective date and so long as



                                                        22


no other Default (whether or not related to such restriction) shall then have occurred and be continuing.

         "Regulatory Tangible Net Equity" shall mean, for any HMO, "tangible net equity," "net worth" or such similar financial concept as defined by any HMO Regulation promulgated by any HMO
Regulator as shall be applicable to HMOs.

         "Regulatory Tangible Net Equity Requirement" shall mean, as to any HMO, the minimum level at which an HMO is required by any applicable HMO Regulation or HMO Regulator to maintain its Regulatory Tangible Net Equity.

         "Reportable Event" means, any of the events set forth in
Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

         "Requirement of Law" means, as to any Person, any law
(statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

         "Responsible Officer" means the chief executive officer or the president of the Company, the chief financial officer or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer, the treasurer or the assistant treasurer of the Company, or any other officer having substantially the same authority and responsibility.

         "Revolving Loan" has the meaning specified in Section 2.01, and may be a Base Rate Loan or a LIBOR Rate Loan (each, a "Type" of Revolving Loan).

         "Revolving Termination Date" means the earlier to occur of:

                  (a)      September 30, 2003; and

                  (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

         "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.




                                                        23

        "Sierra Adjusted EBITDA" means, for any period, the net income of the Company and its consolidated Subsidiaries (other than, for the fiscal quarters ending on December 31, 1998, March 31, 1999, June 30, 1999 and September 30, 1999, HMO Texas and PMAT) plus, to the extent deducted in determining net income, total book taxes, Interest Expense, depreciation and amortization expenses and solely for the first three fiscal quarters of 1999, the Specified Charges, minus any non-cash extraordinary gains. Sierra Adjusted EBITDA shall be calculated as of the last day of the most recently ended fiscal quarter of the Company for the period of four consecutive full fiscal quarters then ended (the "Measurement Period"), and such calculation shall include, on a pro forma basis, the Consolidated Adjusted EBITDA of any Person (other than Kaiser-Texas) acquired by the Company pursuant to an Acquisition during the Measurement Period, as if such Acquisition had occurred on the first day of the Measurement Period.

         "Significant Subsidiary" shall mean HMO Texas and any other Subsidiary of the Company of which (i) the revenues (directly and together with its Subsidiaries) for the most recent fiscal year of the Company were at least five percent (5%) of the Company's consolidated revenues for such fiscal year or (ii) the consolidated total assets as of the last day of the most recent fiscal year of the Company were at least five percent (5%) of the Company's consolidated total assets as of such date.

         "Specified Charges" means those charges set forth on
Schedule 1.01 hereof.

         "Specified Percentage" means a percentage determined by reference to the Leverage Ratio set forth in the most recent
Compliance Certificate received by the Agent, as follows:



                      Leverage Ratio                   Specified Percentage



                Greater than or equal to 3.00                  100%
                Greater than or equal to 2.00
                  but less than 3.00                            75%
                Less than 2.00                                  50%


         "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which 50% or more of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.




                                                        24


         "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

         "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

        "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank).

         "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

         "Total Assets" of any Person means all property (whether real, personal, tangible, intangible or mixed) that, in accordance with GAAP should be included in determining total assets as shown on the asset portion of the balance sheet of such Person.

         "Total Liabilities" of any Person means all obligations that, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of the balance sheet of such Person.


                                                        25

        "2314 Partnership" means 2314 West Charleston Partnership, a Nevada general partnership of which the general partner is Southwest Realty, Inc., a Nevada corporation which is a wholly-owned subsidiary of the Company.

         "Type" has the meaning specified in the definition of "Revolving Loan."

         "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "United States" and "U.S." each means the United States of America.

         "Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

         1.02  Other Interpretive Provisions.

                  (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                           (ii) The term "including" is not limiting and means "including without limitation."

                           (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."



                                                        26


                           (iv) The term "property" includes any kind of property or asset, real, personal or mixed, tangible or intangible.

                  (d)      Unless otherwise expressly provided herein,

                           (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and

                           (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their reasonable discretion."

                  (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

         1.03  Accounting Principles.

                  (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

                  (b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.


                                                        27


                                                   ARTICLE II
                                                    THE CREDITS

         2.01 Amounts and Terms of Commitments. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on Schedule 2.01 (such amount as the same may be reduced under Section 2.05 or increased under Section 2.08 or as a result of one or more assignments under Section 10.08, the Bank's "Commitment"); provided, however, that, after giving effect to any Borrowing of Revolving Loans, the Effective Amount of all outstanding Revolving Loans and the Effective Amount of all L/C Obligations, shall not at any time exceed the combined
Commitments; and provided further, that the Effective Amount of the Revolving Loans of any Bank plus the participation of such Bank in the Effective Amount of all L/C Obligations shall not at any time exceed such Bank's Commitment. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this section
2.01, prepay under Section 2.06 and reborrow under this section
2.01.

         2.02  Loan Accounts.

                  (a) The Loans made by each Bank and the Letters of Credit Issued by the Issuing Bank shall be evidenced by one or more accounts or records maintained by such Bank or Issuing Bank, as the case may be, in the ordinary course of business. The accounts or records maintained by the Agent, the Issuing Bank and each Bank shall be presumptive evidence of the amount of the Loans made by the Banks to the Company and the Letters of Credit
Issued for the account of the Company, and the interest and payments thereon. Any failure to so maintain such accounts or records, or any error in doing so, shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

                  (b) Upon the request of any Bank made through the Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with


                                                        28


respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

         2.03  Procedure for Borrowing.

                  (a) Each Borrowing of Revolving Loans shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 10:00 a.m. (San Francisco time)
(i) three Business Days prior to the requested Borrowing Date, in the case of LIBOR Rate Loans, and (ii) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                                    (A)     the amount of the Borrowing, which
         shall be, in the case of LIBOR Rate Loans, in an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof and, in the case of Base Rate Loans, in an aggregate minimum amount of $1,000,000 or any multiple of $100,000 in excess thereof;

                                    (B)     the requested Borrowing Date, which
         shall be a Business Day;

                                    (C)     the Type of Loans comprising the
         Borrowing; and

                                    (D)     if such Borrowing is comprised of
         LIBOR Rate Loans, the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Rate Loans, such Interest Period shall be one month.

                  (b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing.

                  (c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 11:00 a.m. (San


                                                        29


Francisco time) on the Borrowing Date requested by the Company in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Company by the Agent by wire transfer in accordance with written instructions provided to the Agent by the Company of like funds as received by the Agent.

                  (d) After giving effect to any Borrowing, unless the Agent shall otherwise consent, there may not be more than ten
(10) different Interest Periods in effect.

         2.04  Conversion and Continuation Elections.

                  (a) The Company may, upon irrevocable written notice to the Agent in accordance with subsection 2.04(b):

                           (i) elect, as of any Business Day, in the case of Base Rate Loans, to convert any such Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Rate Loans;

                           (ii) elect, as of the last day of the
         applicable Interest Period, in the case of LIBOR Rate Loans, to convert any such Loans (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $100,000 in excess thereof) into Base Rate Loans; or

                           (iii) elect as of the last day of the applicable Interest Period, in the case of LIBOR Rate Loans, to continue any such Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, LIBOR Rate Loans, shall terminate.

                  (b) The Company shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than 9:00 a.m. (San Francisco time) at least (i) three Business Days in advance of the Conversion/ Continuation Date, if the


                                                        30

Loans are to be converted into or continued as LIBOR Rate Loans, and (ii) one Business Day in advance of the Conversion/
Continuation Date, if the Loans are to be converted into Base
Rate Loans, specifying:

                               (A)     the proposed Conversion/Continuation
         Date;

                               (B)     the aggregate amount of Loans to be
         converted or continued;

                               (C)     the Type of Loans resulting from the
         proposed conversion or continuation; and

                               (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

                  (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such LIBOR Rate
Loans, the Company shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

                  (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/ Continuation, or, if no timely notice is provided by the Company, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

                  (e) Unless the Majority Banks otherwise consent, during the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as a LIBOR Rate Loan.

                  (f) After giving effect to any conversion or continuation of Loans, unless the Agent shall otherwise consent, there may not be more than ten (10) different Interest Periods in effect.

         2.05 Voluntary Termination or Reduction of Commitments. The Company may, upon not less than three Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof; unless, after


                                                        31


giving effect thereto and to any prepayments of Loans made on the effective date thereof, (i) the Effective Amount of all Revolving Loans and L/C Obligations together would exceed the amount of the combined Commitments then in effect, or (ii) the Effective Amount of all L/C Obligations then outstanding would exceed the L/C Commitment. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. If and to the extent specified by the Company in the notice to the Agent, some or all of the reduction in the combined Commitments shall be applied to reduce the L/C Commitment. All accrued commitment and letter of credit fees to, but not including, the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

         2.06 Optional Prepayments. Subject to Section 4.04, the Company may, at any time or from time to time, upon not less than
(i) three Business Days' irrevocable notice to the Agent, ratably prepay LIBOR Rate Loans in whole or in part, in minimum amounts of $5,000,000 or any multiple of $1,000,000 in excess thereof, and (ii) one Business Day's irrevocable notice to the Agent, ratably prepay Base Rate Loans in whole or in part, in minimum amounts of $1,000,000 or any multiple of $100,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.04. Amounts so prepaid may be reborrowed subject to the applicable provisions of this Agreement.

         2.07 Mandatory Prepayments of Loans; Mandatory Commitment Reductions and Repayments.

                  (a) If on any date the Effective Amount of L/C Obligations exceeds the L/C Commitment, the Company shall Cash
Collateralize on such date the outstanding Letters of Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the Aggregate L/C Commitment. Subject to Section 4.04, if on any date after giving effect to any Cash Collateralization made on such date pursuant to the preceding sentence, the Effective
Amount of all Revolving Loans then outstanding plus the Effective


                                                        32

Amount of all L/C Obligations exceeds the combined Commitments, the Company shall immediately, and without notice or demand, prepay the outstanding principal amount of the Revolving Loans and L/C Advances by an amount equal to the applicable excess.

                  (b) On each date set forth below, the aggregate Commitments shall, without any further action, automatically and permanently be reduced to the amount set forth opposite such date:

                           Date                                  Amount

                  June 30, 2001                               $205,000,000*/
                  December 31, 2001                           $185,000,000
                  June 30, 2002                               $165,000,000
                  December 31, 2002                           $145,000,000
                  June 30, 2003                               $125,000,000

provided, however, that on the Revolving Termination Date, the aggregate Commitments shall be zero and on such date the Company shall repay to the Banks the aggregate principal amount of Loans outstanding on such date.

                  (c) If the aggregate Commitments equal or exceed $100,000,000, the aggregate Commitments shall be automatically and permanently reduced (but not to an amount below $100,000,000)
by an amount equal to seventy-five percent (75%) of the first $25,000,000 of Net Cash Proceeds and one hundred percent (100%)
of all Net Cash Proceeds in excess thereof received by the
Company or its Subsidiary from a sale or disposition of any asset (including, without limitation, any sale or disposition by the
Company of any capital stock of any of its Subsidiaries) other than up to $10,000,000 in any fiscal year of Net Cash Proceeds from asset sales in the ordinary course of business; provided, however, that so long as no Default or Event of Default shall have occurred and then be continuing, the aggregate Commitments shall not be required to be reduced under this Section 2.07(c) if and to the extent the Company or one of its Subsidiaries has used such Net Cash Proceeds within 180 days of the receipt thereof for Capital Expenditures or Acquisitions (in accordance with the provisions of Article VI hereof) in the existing lines of
business of the Company; provided, further, that in no event shall the Net Cash Proceeds used by the Company or its
Subsidiaries in accordance with the previous proviso exceed
$10,000,000 in any fiscal year or $25,000,000 during the term of this Agreement.  The reduction in the aggregate Commitments
--------
*/Applicable only if the commitments have been increased pursuant to
 Section 2.08.


                                                        33


contemplated by this Section 2.07(c) shall occur no later than the earlier of (i) the tenth day after receipt by the Company or its Subsidiary of Net Cash Proceeds, unless prior to such date the Company shall have provided the Agent with written notice of its intention to reinvest such proceeds in accordance with the terms of the preceding sentence, or (ii) the date which is 180 days from the date of receipt by the Company or its Subsidiary of such Net Cash Proceeds subject, in the case of asset sales by regulated Subsidiaries of the Company, to the compliance by such Subsidiaries with any applicable Requirements of Law. Any reduction in the aggregate Commitment pursuant to this Section 2.07(c) shall be applied to reduce any remaining scheduled installments in inverse order of maturity.

         2.08  Increase to the Commitment.

                  (a) On or before April 30, 1999, the Company may by written notice to the Agent, request proposed increases to the amount of the Commitments to be effective on a date to be specified by the Company (the "Commitment Increase Date"), provided that (i) as of the Commitment Increase Date, no Default or Event of Default shall have occurred, (ii) each such request shall be for an increase in the Commitments which is in an integral multiple of $5,000,000 and (iii) without the prior written consent of all of the Banks, no such increase shall result in the aggregate principal amount of the Commitments being in excess of $225,000,000. Nothing contained in this Section
2.08 shall be construed as a commitment on behalf of the Agent or any Bank to assume any increase in the Commitments.

                  (b) Each Person which assumes any portion of an increase to the Commitments shall be a Bank or a willing financial institution which qualifies as an Eligible Assignee and which is designated by the Agent or the Syndication Agent.

                  (c) The Borrower, each such Eligible Assignee or Bank and the Agent shall execute and deliver a Joinder Agreement, and Company shall deliver a Note to each such Eligible Assignee in the amount of its Commitment. Upon the Commitment Increase Date, the Eligible Assignee or Bank named therein shall become a Bank for all purposes of the Loan Documents, with the Commitment therein set forth.

                  (d) By executing and delivering a Joinder Agreement, the Eligible Assignee or Bank named therein acknowledges and agrees as of the Commitment Increase Date that (i) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section
7.01 and such other documents and information as it has deemed


                                                        34

appropriate to make its own credit analysis and decision to enter into such Joinder Agreement; (ii) it will, independently and without reliance upon the Agent, the Syndication Agent or any Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;
(iii) it appoints and authorizes the Agent to take such action and to exercise such powers under this Agreement as are delegated to the Agent by this Agreement; and (iv) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

                  (e) The Agent shall maintain a copy of each Joinder Agreement, shall promptly inform the Banks of the identity of each Bank which executes a Joinder Agreement and provide each Bank and the Company with a revised Schedule 2.01 to this Agreement.

         2.09  Interest.

                  (a) Each Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable
Borrowing Date at a rate per annum equal to the LIBOR Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.04), plus the Applicable Margin.

                  (b) Interest on each Revolving Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of LIBOR Rate Loans under
Section 2.06 or 2.07 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest on all Loans shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

                  (c) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate plus 2%; provided, however, that, on and after the expiration of any Interest Period applicable to any LIBOR Rate
Loan outstanding on the date of occurrence of such Event of


                                                        35


Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base
Rate plus the Applicable Margin for Base Rate Loans plus 2%.

                  (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

         2.10  Fees.  In addition to certain fees described in
Section 3.08:

                  (a) Agents' Fees. The Company shall pay fees to the Agent and the Syndication Agent for their own account, as required by the letter agreement ("Fee Letter") between the Company, the Agent and the Syndication Agent dated October 1,
1998.

                  (b) Commitment Fees. The Company shall pay to the Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each fiscal quarter, equal to the product of (i) the Applicable
Commitment Fee Rate and (ii) the average daily unused portion of such Bank's Commitment during such fiscal quarter. For purposes of calculating utilization under this subsection, the Commitments shall be deemed used to the extent of the Effective Amount of Revolving Loans then outstanding, plus the Effective Amount of L/C Obligations then outstanding. Such commitment fee shall accrue from the Closing Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last day of each March, June, September and December, commencing
December 31, 1998 through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date;
provided that, in connection with any reduction or termination of Commitments under Section 2.05 or Section 2.07, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to


                                                        36

such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article V are not met.

         2.11  Computation of Fees and Interest.

                  (a) All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                  (b) Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error. The Agent will, at the request of the Company or any Bank, deliver to the Company or the Bank, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate and the resulting interest rate.

         2.12  Payments by the Company.

                  (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 11:00 a.m. (San
Francisco time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 11:00 a.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                  (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.


                                                        37


                  (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

         2.13  Payments by the Banks to the Agent.

                  (a) Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

                  (b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation


                                                        38

hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

         2.14 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to
(ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing
Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another
Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.10) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records
(which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

         2.15 Security. All obligations of the Company under this Agreement, the Notes all other Loan Documents and any Swap
Contract entered into with a Bank and permitted under this Agreement shall be secured in accordance with the Collateral
Documents.


                                                    ARTICLE III
                                               THE LETTERS OF CREDIT

         3.01  The Letter of Credit Subfacility.

                  (a) On the terms and conditions set forth herein (i) the Issuing Bank agrees, (A) from time to time on any Business


                                                        39


Day during the period from the Closing Date to the Revolving Termination Date to issue Letters of Credit for the account of the Company, and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.02(c) and 3.02(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Banks severally agree to participate in Letters of Credit Issued for the account of the Company; provided, that the Issuing Bank shall not be obligated to Issue, and no Bank shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") (1) the Effective Amount of all L/C Obligations plus the Effective Amount of all Revolving Loans exceeds the combined Commitments, (2) the participation of any Bank in the Effective Amount of all L/C Obligations plus the Effective Amount of the Revolving Loans of such Bank exceeds such Bank's Commitment, or (3) the Effective Amount of L/C Obligations exceeds the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

                  (b) The Issuing Bank is under no obligation to Issue any Letter of Credit if:

                           (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

                           (ii) the Issuing Bank has received written notice from any Bank, the Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such


                                                        40

        Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

                           (iii) the expiry date of any requested Letter of Credit is (A) more than 364 days after the date of Issuance, unless the Majority Banks have approved such expiry date in writing, or (B) later than thirty days prior to the Revolving Termination Date;

                           (iv) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank;

                           (v) any requested Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person; or

                           (vi) such Letter of Credit is in a face amount less than $500,000 or to be denominated in a currency other than Dollars.

         3.02  Issuance, Amendment and Renewal of Letters of Credit.

                  (a) Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least four days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing
Bank:

                           (i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day);

                           (ii) the face amount of the Letter of Credit;

                           (iii) the expiry date of the Letter of
         Credit;

                           (iv) the name and address of the beneficiary thereof;



                                                        41


                           (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder;

                           (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and

                           (vii) such other matters as the Issuing Bank may require.

                  (b) At least two Business Days prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if not, the Issuing Bank will provide the Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit from the Agent (A) directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under subsection 3.01(a) as a result of the limitations set forth in clauses (1) through (3) thereof or subsection 3.01(b)(ii); or
(B) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Company in accordance with the Issuing Bank's usual and customary business practices.

                  (c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the Issuing Bank will, upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least four days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C
Amendment Application and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing
Bank may require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the


                                                        42

beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit. The Agent will promptly notify the Banks of the receipt by it of any L/C
Application or L/C Amendment Application.

                  (d) The Issuing Bank and the Banks agree that, while a Letter of Credit is outstanding and prior to the Revolving
Termination Date, at the option of the Company and upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least four days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Bank shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business
Day); (iii) the revised expiry date of the Letter of Credit; and
(iv) such other matters as the Issuing Bank may require.  The
Issuing Bank shall be under no obligation so to renew any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.02(e) upon the request of the Company but the Issuing Bank shall not have received any L/C Amendment
Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the Company and the Banks hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

                  (e) The Issuing Bank may, at its election (or as required by the Agent at the direction of the Majority Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to


                                                        43


time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Revolving Termination Date.

                  (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

                  (g) The Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

         3.03 Existing BofA Letters of Credit; Risk Participations, Drawings and Reimbursements.

                  (a) On and after the Closing Date, the Existing BofA Letters of Credit shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to subsections
3.08(a) and 3.08(b), and reimbursement of costs and expenses to the extent provided herein, Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement. Each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank on the Closing Date or on the Commitment Increase Date a participation in each such Letter of Credit and each drawing thereunder in an amount equal to the product of such Bank's Pro
Rata Share times the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of subsection 2.01(b) and subsection
2.10(b), the Existing BofA Letters of Credit shall be deemed to utilize pro rata the Commitment of each Bank.

                  (b) Immediately upon the Issuance of each Letter of Credit in addition to those described in subsection 3.3(a), each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata
Share of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of subsection 2.01(b), each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Bank by an amount equal to the amount of such participation.



                                                        44

                 (c) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Company. The Company shall reimburse the Issuing Bank prior to 10:00 a.m. (San Francisco time), on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by the Issuing Bank. In the event the Company fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 10:00 a.m. (San Francisco time) on the Honor Date, the Issuing Bank will promptly notify the Agent and the Agent will promptly notify each Bank thereof, and the Company shall be deemed to have requested that Base Rate Loans be made by the Banks to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving
Commitment and subject to the conditions set forth in Section
5.02. Any notice given by the Issuing Bank or the Agent pursuant to this subsection 3.03(c) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (d) Each Bank shall upon any notice pursuant to subsection 3.03(c) make available to the Agent for the account of the relevant Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the participating Banks shall (subject to subsection 3.03(e)) each be deemed to have made a Loan consisting of a Base Rate Loan to the Company in that amount. If any Bank so notified fails to make available to the Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Share of the amount of the drawing by no later than 12:00 noon (San
Francisco time) on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 3.03.

                  (e) With respect to any unreimbursed drawing that is not converted into Loans consisting of Base Rate Loans to the Company in whole or in part, because of the Company's failure to satisfy the conditions set forth in Section 5.02 or for any other reason, the Company shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of such drawing,


                                                        45


which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus 2% per annum, and each Bank's payment to the Issuing Bank pursuant to subsection 3.03(d) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 3.03.

                  (f) Each Bank's obligation in accordance with this Agreement to make the Loans or L/C Advances, as contemplated by this Section 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or
(iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Bank's obligation to make Loans under this
Section 3.03 is subject to the conditions set forth in Section
5.02.

         3.04  Repayment of Participations.

                  (a) Upon (and only upon) receipt by the Agent for the account of the Issuing Bank of immediately available funds from the Company (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has paid the Agent for the account of the Issuing Bank for such Bank's participation in the Letter of Credit pursuant to
Section 3.03 or (ii) in payment of interest thereon, the Agent will pay to each Bank, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Agent for the account of the Issuing
Bank.

                  (b) If the Agent or the Issuing Bank is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency
Proceeding, any portion of the payments made by the Company to the Agent for the account of the Issuing Bank pursuant to subsection 3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent or the Issuing


                                                        46

Bank the amount of its Pro Rata Share of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

         3.05  Role of the Issuing Bank.

                  (a) Each Bank and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

                  (b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Majority Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

                  (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.06; provided, however, anything in such clauses to the contrary notwithstanding, that the Company may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation,


                                                        47


regardless of any notice or information to the contrary; and
(ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

         3.06 Obligations Absolute. The obligations of the Company under this Agreement and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

                           (i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

                           (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

                           (iii) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit
         (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other
         Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related
         Documents or any unrelated transaction;

                           (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                           (v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing
         Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee


                                                        48

        for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

                           (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

                           (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

         3.07 Cash Collateral Pledge. Upon (i) the request of the Agent, (A) if the Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (B) if, as of the Revolving Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or
(ii) the occurrence of the circumstances described in Section
2.07 requiring the Company to Cash Collateralize Letters of
Credit, then, the Company shall immediately Cash Collateralize the L/C Obligations in an amount equal to such L/C Obligations.

         3.08  Letter of Credit Fees.

                  (a) The Company shall pay to the Agent for the account of each of the Banks a letter of credit fee on the average daily maximum amount available to be drawn of the outstanding Letters of Credit, computed on a quarterly basis in arrears on the last
Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Agent, at a rate per annum equal to the Applicable Letter of Credit Fee
Rate. Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on December 31, 1998, through the Revolving
Termination Date (or such later date upon which the outstanding
Letters of Credit shall expire), with the final payment to be made on the Revolving Termination Date (or such later expiration date).

                  (b) The Company shall pay to the Issuing Bank, for its sole account, a letter of credit fronting fee for each Letter of


                                                        49


Credit Issued by the Issuing Bank equal to .125% of the face amount (or increased face amount, as the case may be) of such Letter of Credit. Such Letter of Credit fronting fee shall be due and payable on each date of Issuance of a Letter of Credit.

                  (c) The Company shall pay to the Issuing Bank, for its sole account, from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect.

         3.09 Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.


                                                    ARTICLE IV
                                      TAXES, YIELD PROTECTION AND ILLEGALITY

         4.01  Taxes.

                  (a) Any and all payments by the Company to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

                  (b) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

                           (i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                           (ii) the Company shall make such deductions and withholdings;



                                                        50

                          (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                           (iv) the Company shall also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid, Further Taxes in the amount that the respective
         Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed;

provided, that the foregoing obligation of the Company to pay such additional amounts shall not apply

                                    (A)     to any payment to any Bank that is
         subject to deduction for or withholding for taxes pursuant to the Code, unless, as of the Closing Date or the date it becomes a Bank pursuant to Section 11.08, such Bank is entitled to submit a Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all interest to be received by it under this Agreement) or a Form 4224 (relating to all interest to be received by such Bank under this Agreement in respect of the Loans) (and, in that regard, each such Bank shall deliver to the Administrative Agent and the Company the documentation required by Section 10.10), or

     (B) to any taxes imposed solely by reason of the failure of such Bank to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of such Bank if such compliance is required by statute or regulations of the United States as a precondition to relief or exemption from such Taxes.

                  (c) The Company agrees to indemnify and hold harmless each Bank and the Agent for the full amount of (i) Taxes,
(ii) Other Taxes, and (iii) Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted.
Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor.


                                                        51


                  (d) Within 30 days after the date of any payment by the Company of Taxes, Other Taxes or Further Taxes, the Company shall furnish to each Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Agent.

                  (e) If the Company is required to pay any amount to any Bank or the Agent pursuant to subsection (b) or (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the sole judgment of such Bank is not otherwise disadvantageous to such Bank.

         4.02  Illegality.

                  (a) If any Bank determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other
Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make LIBOR Rate Loans, then, on notice thereof by the Bank to the Company through the Agent, any obligation of that Bank to make LIBOR Rate Loans shall be suspended until the Bank notifies the Agent and the Company that the circumstances giving rise to such determination no longer exist.

                  (b) If a Bank determines that it is unlawful to maintain any LIBOR Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank (with a copy to the Agent), prepay in full such LIBOR Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 4.04, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such LIBOR Rate
Loan.  If the Company is required to so prepay any LIBOR Rate
Loan, then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

                  (c) If the obligation of any Bank to make or maintain LIBOR Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Bank through the Agent that all Loans which would otherwise be made by the Bank as LIBOR Rate
Loans shall be instead Base Rate Loans.


                                                        52

        4.03  Increased Costs and Reduction of Return.

                  (a) If any Bank determines that, due to either (i) the introduction of or any change in or in the interpretation by any Governmental Authority of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any LIBOR Rate Loans or participating in Letters of Credit, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

                  (b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy
Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or
(iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy
Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

         4.04 Funding Losses. The Company shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

                  (a) the failure of the Company to make on a timely basis any payment of principal of any LIBOR Rate Loan;



                                                        53


                  (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/
Continuation;

                  (c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.06;

                  (d) the prepayment (including pursuant to Section 2.07) or other payment (including after acceleration thereof) of a LIBOR Rate Loan on a day that is not the last day of the relevant Interest Period; or

                  (e) the automatic conversion under Section 2.04 of any LIBOR Rate Loan into a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Banks under this Section and under subsection 4.03(a), each LIBOR Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the LIBOR Rate for such LIBOR Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan is in fact so funded.

         4.05 Inability to Determine Rates. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR
Rate applicable pursuant to subsection 2.09(a) for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate
Loans instead of LIBOR Rate Loans.


                                                        54

        4.06 Certificates of Banks. Any Bank claiming reimbursement or compensation under this Article IV shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and the reasons therefor and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

         4.07 Substitution of Banks. If the Company shall receive notice from any Bank that LIBOR Rate Loans are no longer available from such Bank pursuant to Section 4.02 or that amounts are due to such Bank pursuant to Section 4.01 or 4.03, the Company may (but subject in any such case to the payments required by Section 4.04), upon at least five Business Days' prior written or telecopier notice to such Bank and the Agent, but not more than 90 days after receipt of written notice from such Bank, identify to the Agent a lending institution acceptable to the Company and the Agent, which will purchase the Commitments, the amount of outstanding Loans and any participations in Letters of Credit from the Bank providing such notice, and such Bank shall thereupon assign its Commitment, any Loans owing to such Bank, any participations in Letters of Credit and the Notes held by such Bank to such replacement lending institution pursuant to Section 11.08.

         4.08 Survival. The agreements and obligations of the Company in this Article IV shall survive the payment of all other
Obligations.


                                                     ARTICLE V
                                               CONDITIONS PRECEDENT

         5.01 Conditions of Initial Credit Extensions. The obligation of each Bank to make its initial Credit Extension hereunder is subject to the condition that the Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

                  (a) Credit Agreement and Notes. This Agreement and the Notes executed by each party thereto;

                  (b)      Resolutions; Incumbency.

                           (i) Copies of the resolutions of the board of directors of the Company and each Pledgor Subsidiary authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant


                                                        55


         Secretary of the Company and each such Pledgor Subsidiary;
         and

                           (ii) A certificate of the Secretary or Assistant Secretary of the Company and each Pledgor Subsidiary certifying the names and true signatures of the officers of the Company or such Pledgor Subsidiary (as the case may be) authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

                  (c) Organization Documents; Good Standing. Each of the following documents:

                           (i) the articles or certificate of incorporation and the bylaws of the Company as in effect on the Closing
         Date, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date; and

                           (ii) a good standing and tax good standing certificate for the Company and each of its domestic Subsidiaries from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where the Company or such Subsidiary (as the case may be) is qualified to do business as a foreign corporation as of a recent date, together with a bring-down certificate by facsimile, dated the Closing Date;

                  (d) Legal Opinions. Opinions of (i) Morgan, Lewis & Bockius, special California counsel to the Company; (ii) internal
Nevada counsel to the Company; and (iii) local counsel to the Company and its Subsidiaries in such other jurisdictions as the Agent may reasonably request, each addressed to the Agent and the Banks and collectively addressing the matters set forth in Exhibit D with respect to the Company and its Subsidiaries;

                  (e) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, other than costs associated with the Kaiser-Texas Acquisition, together with Attorney Costs of BofA to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute BofA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and BofA); including any


                                                        56

such costs, fees and expenses arising under or referenced in Sections 2.10 and 11.04;

                  (f) Certificate. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

                           (i) the representations and warranties contained in Article VI are true and correct on and as of such date, as though made on and as of such date;

                           (ii) no Default or Event of Default exists or would result from the Credit Extension;

                           (iii) there has occurred since December 31, 1997, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse
         Effect; and

                           (iv) to the best of such Responsible
         Officer's knowledge there has not occurred since December 31, 1997, a material adverse change in, or a material adverse effect upon, the operations, business, properties, or condition (financial or otherwise) of the business being acquired by HMO Texas from Kaiser Texas or PMAT;

                  (g) Collateral Documents. The Pledge Agreements, executed by the Company and each Pledgor Subsidiary, covering the capital stock of all Subsidiaries other than those Excluded
Subsidiaries listed on Schedule 5.01(g), in appropriate form for recording, where necessary, together with:

                           (i) acknowledgment copies of all UCC-1 financing statements filed, registered or recorded to perfect the security interests of the Agent for the benefit of the Banks, or other evidence satisfactory to the Agent that there has been filed, registered or recorded all financing statements and other filings, registrations and recordings necessary and advisable to perfect the Liens of the Agent for the benefit of the Banks in accordance with applicable law;

                           (ii) written advice relating to such Lien and judgment searches as the Agent shall have requested, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens);


                                                        57


                           (iii) all certificates and instruments
         representing the Pledged Collateral, stock transfer powers executed in blank with signatures guaranteed as the Agent or the Banks may specify;

                           (iv) evidence that all other actions necessary or, in the opinion of the Agent or the Banks, desirable to perfect and protect the first priority security interest created by the Pledge Agreements have been taken;

                           (v) funds sufficient to pay any filing or recording tax or fee in connection with any and all UCC-1 financing statements; and

                           (vi) evidence that all other actions necessary or, in the opinion of the Agent or the Banks, desirable to perfect and protect the first priority Lien created by the Collateral Documents, and to enhance the Agent's ability to preserve and protect its interests in and access to the Collateral, have been taken;

                  (h) Regulatory Compliance. A certificate of a Responsible Officer on behalf of each of the HMO Subsidiaries to the effect that such HMO Subsidiary is in compliance in all material respects with the requirements of all applicable HMO
Regulations, including such Regulatory Tangible Net Equity
Requirements as are applicable to such HMO Subsidiary, and with all other Requirements of Law;

                  (i) Prior Credit Agreement. Evidence that all commitments to lend under the Prior Credit Agreement have been terminated and that all principal, interest, fees and other sums then due and payable under the Prior Credit Agreement have been paid in full;

                  (j) Kaiser Acquisition Agreements. A certificate signed by a Responsible Officer of the Company, dated as of the Closing Date, stating that:

                           (i) the conditions precedent to the
         transactions contemplated by the Kaiser Acquisition
         Agreements have been satisfied without waiver or forbearance;

                           (ii) to the best of such Responsible
         Officer's knowledge, the representations and warranties of HMO Texas, the Company, PMAT and Kaiser Texas set


                                                        58

        forth in the Kaiser Acquisition Agreements are true and correct in all material respects;

                           (iii) each of PMAT and Kaiser Texas has
         certified to HMO Texas that its representations and warranties set forth in the Kaiser Acquisition
         Agreements are true and correct in all material respects; and

                           (iv) the Kaiser Acquisition Agreements have not been amended in any material respect adverse to the Company;

                  (k) Litigation. Such evidence as the Agent shall reasonably require that (i) there exists no litigation challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by the Kaiser Acquisition
Agreements, the making of the Loans by the Banks or the performance of the Obligations and (ii) there exists no judgment, order, injunction, or other restraint prohibiting the consummation of the transactions contemplated by the Kaiser
Acquisition Agreements, the making of the Loans by the Banks or the performance of the Obligations;

                  (l) Financial Covenant Certificate. A certificate signed by a Responsible Officer of the Company, dated as of the Closing Date confirming that after giving effect to the Kaiser-
Texas Acquisition, on a pro forma basis:

                           (i) the Leverage Ratio, as of September 30,
         1998 is not more than 3.50 to 1.00; and

                           (ii) Sierra Adjusted EBITDA, as of
         September 30, 1998 is not less than $70,000,000.

                  (m) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Bank may request.

         5.02 Conditions to All Credit Extensions. The obligation of each Bank to make any Loan to be made by it (including its initial Loan) and the obligation of the Issuing Bank to Issue any Letter of Credit (including the initial Letter of Credit) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date:

                  (a) Notice, Application. The Agent shall have received (with, in the case of the initial Loan only, a copy for each Bank) a Notice of Borrowing or, in the case of any Issuance


                                                        59


of any Letter of Credit, the Issuing Bank and the Agent shall have received an L/C Application or L/C Amendment Application, as required under Section 3.02;

                  (b) Continuation of Representations and Warranties. The representations and warranties in Article IV hereof and in the Pledge Agreements shall be true and correct on and as of such Borrowing Date or Issuance Date (in all material respects if such date is a date subsequent to the Closing Date) with the same effect as if made on and as of such Borrowing Date or Issuance
Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

                  (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing or Issuance.

Each Notice of Borrowing and L/C Application or L/C Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date or Issuance Date, as applicable, that the conditions in this Section
5.02 are satisfied.


                                                    ARTICLE VI
                                          REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Agent and each Bank that:

         6.01 Corporate Existence and Power. The Company and each of its Subsidiaries:

                  (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                  (b) has the corporate power and authority and all governmental licenses, authorizations, consents and approvals to own or hold under lease its property and other assets, carry on its business as currently conducted by it and to execute, deliver, and perform its obligations under the Loan Documents;

                  (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the


                                                        60

conduct of its business requires such qualification or license, except where the failure to be so licensed or qualified would not have, individually or in the aggregate, a Material Adverse
Effect; and

                  (d) is in compliance with all Requirements of Law, except for such instances of non-compliance as would not have, individually or in the aggregate, a Material Adverse Effect.

         6.02 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement, the Pledge Agreements and each other Loan Document to which the Company or any Pledgor Subsidiary is party, have been duly authorized by all necessary corporate action, and do not and will not:

                  (a) contravene the terms of any of the Company's or the Pledgor Subsidiaries' Organization Documents;

                  (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or any Pledgor Subsidiary or any of their respective property is subject, except for such instances as would not have, individually or in the aggregate, a Material Adverse Effect; or

                  (c)      violate any Requirement of Law.

         6.03  Authorization, Approval, etc.

                  (a) Except as set forth on Schedule 6.03, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other
Person (except for recordings or filings in connection with the Liens granted to the Agent under the Collateral Documents) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of the Agreement, the Pledge Agreements or any other Loan Document including:

                           (i)      the pledge by the Company and the
         Pledgor Subsidiaries of any Collateral pursuant to the Pledge Agreements or the execution, delivery, and performance of the Pledge Agreements by the Company and the Pledgor Subsidiaries; and



                                                        61


                           (ii) the exercise by the Agent of the voting or other rights provided for in the Pledge Agreements, or, except with respect to any Pledged Shares, as may be required in connection with a disposition of such Pledged Shares by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to the Pledge Agreements.

                  (b) As of the Closing of the Kaiser-Texas Acquisition, no material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental
Authority is necessary or required for the consummation of the Kaiser-Texas Acquisition, other than that which has been obtained.

         6.04 Binding Effect. This Agreement, the Pledge Agreements and each other Loan Document to which the Company or any Pledgor
Subsidiary is a party constitute the legal, valid and binding obligations of the Company or such Pledgor Subsidiary (as the case may be), enforceable against the Company or such Pledgor
Subsidiary (as the case may be) in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         6.05 Litigation. Except as set forth on Schedule 6.05, there are no actions, suits, proceedings, claims or disputes pending which have been served, or to the best knowledge of the Company, otherwise pending, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which:

                  (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

                  (b) would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other
Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other
Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.



                                                        62

        6.06 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company or any of its Subsidiaries or from the grant or perfection of the Liens of the Agent and the Banks on the Collateral. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection
9.01(e).

         6.07  Compliance with Laws and ERISA.

                  (a) Except as set forth on Schedule 6.03, the Company and its Subsidiaries are in compliance with the requirements of all applicable laws, rules, regulations and orders of every governmental authority, the non-compliance with which might materially adversely affect the business, properties, assets, operations or condition (financial or otherwise) of the Company or the value of the Collateral or the worth of the Collateral as collateral security.

                  (b) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section
412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                  (c) There are no pending (and served) or, to the best knowledge of Company, otherwise pending or threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse
Effect.

                  (d) (i) No ERISA Event has occurred or is reasonably expected to occur;



                                                        63


                           (ii) no Pension Plan has any Unfunded Pension Liability;

                           (iii) neither the Company nor any ERISA
         Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA);

                           (iv) neither the Company nor any ERISA
         Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and

                           (v) neither the Company nor any ERISA
         Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         6.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 7.12 and Section 8.07. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         6.09 Title to Property and Collateral; No Liens. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. The Company and the Pledgor Subsidiaries are the legal and beneficial owners of, and have good and marketable title to (and have full right and authority to pledge, hypothecate, mortgage and deliver) all the Collateral that is subject to their respective Pledge Agreements. As of the Closing Date, all the Collateral and other property of the Company and its Subsidiaries are subject to no Liens, other than Permitted Liens. Even after the Closing Date, the Collateral shall continue not to be subject to any Liens, other than Permitted Liens.

         6.10 As to Pledged Shares. Except as disclosed in Schedule 6.10, all Pledged Shares are duly authorized and validly issued, fully paid, and non-assessable, and constitute all of the issued and outstanding shares of capital stock of the Subsidiaries whose shares have been pledged by the Company and the Pledgor


                                                        64

Subsidiaries under the Pledge Agreements. Other than the Pledged Shares, no Subsidiary whose shares have been pledged under the Pledge Agreements has outstanding any capital stock or other securities convertible into or exchangeable for any of its capital stock, nor will it have outstanding any rights to subscribe for or to purchase, or any warrants or options for the purchase of, or any agreements (contingent or otherwise) providing for the issuance of, or any calls, commitments or claims of any character relating to, any of its capital stock or any securities convertible into or exchangeable for any of its capital stock.

         6.11 Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

         6.12  Financial Condition.

                  (a) The audited consolidated financial statements of the Company and its Subsidiaries dated December 31, 1997, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date:

                           (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

                           (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                           (iii) except as specifically disclosed in Schedule 6.12, show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

                  (b) The audited consolidated financial statements of Kaiser Texas and its Subsidiaries dated December 31, 1997, and the related consolidated statements of income of operations,


                                                        65


shareholders' equity and cash flows for the fiscal year ended on that date and the unaudited consolidated financial statements of Kaiser Texas and its Subsidiaries dated June 30, 1998, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the six months ended on that date:

                           (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

                           (ii) fairly present the financial condition of Kaiser Texas and its Subsidiaries as of the dates thereof and results of operations for the period covered thereby;

                           (iii) except as specifically disclosed in
         Schedule 6.12, show all material indebtedness and other liabilities, direct or contingent, of Kaiser Texas and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations;

         except to the extent that departures from the representations in clauses (i), (ii) or (iii) above could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (c) Since December 31, 1997, there has been no Material Adverse Effect.

         6.13 Environmental Matters. The Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that, except as specifically disclosed in Schedule 6.13, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         6.14  Collateral Documents.

                  (a) The provisions of the Pledge Agreements and the delivery of the Collateral pursuant thereto are effective to create in favor of the Agent for the benefit of the Banks, a legal, valid and enforceable first priority security interest in all right, title and interest of the Company and its Subsidiaries in the Collateral described therein and all proceeds thereof.


                                                        66

Except as contemplated by this Agreement, no filing or other action will be necessary to perfect or protect such security interest.

                  (b) All representations and warranties of the Company and the Pledgor Subsidiaries contained in the Collateral
Documents are true and correct.

         6.15 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

         6.16 No Burdensome Restrictions. Neither the Company nor any Subsidiary is a party to or bound by any Contractual
Obligation, or subject to any restriction in any Organization
Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

         6.17 Copyrights, Patents, Trademarks and Licenses, etc. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person.
No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         6.18 Subsidiaries. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in part
(a) of Schedule 6.18 hereto and has no equity investments in any other corporation or entity constituting 20% or more of the outstanding equity interests in such corporation or entity other than those specifically disclosed in part (b) of Schedule 6.18.


                                                        67


Set forth in part (c) of Schedule 6.18 is a list of all Excluded
Subsidiaries as of the Closing Date.

         6.19  Insurance.  Except as specifically disclosed in
Schedule 6.19, the properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

         6.20 Swap Obligations. Neither the Company nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts except in the ordinary course of business for bona fide hedging purposes.

         6.21 Full Disclosure. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

         6.22 Business Activity. Neither the Company nor any of its Subsidiaries is engaged in any line or lines of business activity other than the Health Care Business.

         6.23 Licensing, Etc. Each HMO Subsidiary maintains (i) all licenses and certifications required pursuant to any HMO
Regulation; (ii) all certifications and authorizations necessary to ensure that each of the HMO Subsidiaries is eligible for all reimbursements available under the HMO Regulations to the extent applicable to HMOs of their type; and (iii)all licenses, permits, authorizations and qualifications required under the HMO Regulations in connection with the ownership or operation of HMOs; except where the failure to maintain the items described in any of the preceding three clauses would not have a Material
Adverse Effect.

         6.24 Kaiser Acquisition Agreements.


                                                        68

                 (a) Consummation of the transactions contemplated by the Kaiser Acquisition Agreements by Kaiser Texas, the Company,
PMAT and Kaiser Texas has not and will not:

                           (i) contravene the terms of any of that
         Person's Organization Documents;

                           (ii) conflict with in any material respect or result in a breach or contravention of, or the creation of any Lien under, any document evidencing any material
         Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

                           (iii) violate any material Requirement of Law.

                  (b) The Kaiser Acquisition Agreements constitute the legal, valid and binding obligations of the Company and, to the Company's knowledge, PMAT and Kaiser Texas, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         6.25 Year 2000 Representation. On the basis of a comprehensive review and assessment of the Company's and its Subsidiaries' systems and equipment and inquiry made of the Company's and its Subsidiaries' material suppliers, vendors and customers, the Company reasonably believes that the "Year 2000 problem" (that is, the inability of computers, as well as embedded microchips in non-computing devices, to perform properly date-sensitive functions with respect to certain dates prior to and after December 31, 1999), including costs of remediation, will not result in a Material Adverse Effect. The Company and its Subsidiaries have developed feasible contingency plans adequately to ensure uninterrupted and unimpaired business operation in the event of failure of their own or a third party's systems or equipment due to the Year 2000 problem, including those of vendors, customers, and suppliers, as well as a general failure of or interruption in its communications and delivery infrastructure.




                                                        69


                                                    ARTICLE VII
                                               AFFIRMATIVE COVENANTS

         So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

         7.01 Financial Statements. The Company shall deliver to the Agent, in form and detail satisfactory to the Agent and the Majority Banks, with sufficient copies for each Bank:

                  (a) as soon as available, but not later than 90 days after the end of each fiscal year (commencing with the fiscal year ended December 31, 1998), a copy of the audited consolidated balance sheets of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Deloitte & Touche or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records;

                  (b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended March 31, 1999), a copy of the unaudited consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries;

                  (c) as soon as available, but not later than 90 days after the end of each fiscal year (commencing with the fiscal year ended December 31, 1998), (i) a copy of an unaudited consolidating balance sheets of the Company and its Subsidiaries as at the end of such year and the related consolidating statements of income for such year, certified by a Responsible
Officer as having been developed and used in connection with the



                                                        70

preparation of the financial statements referred to in subsection 7.01(a) and (ii) a copy of a statement of financial position for any of the Company's Subsidiaries for which the Company provides a guaranty of reserve liabilities, as of the end of such quarter, certified by a Responsible Officer; and

                  (d) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended March 31, 1999), (i) a copy of the unaudited consolidating balance sheets of the Company and its Subsidiaries, and the related consolidating statements of income for such quarter, all certified by a Responsible Officer as having been developed and used in connection with the preparation of the financial statements referred to in subsection 7.01(b) and (ii) a copy of a statement of financial position for any of the Company's
Subsidiaries for which the Company provides a guaranty of reserve liabilities, as of the end of such quarter, certified by a Responsible Officer.

         7.02 Certificates; Other Information. The Company shall furnish to the Agent, with sufficient copies for each Bank:

                  (a) concurrently with the delivery of the financial statements referred to in subsection 7.01(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements referred to in subsections 7.01(a) and (b), a Compliance Certificate executed by a Responsible Officer;

                  (c) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC;

                  (d) promptly following the receipt of the same, a copy of each notice relating to the loss by the Company or any HMO
Subsidiary of any material operating permit, license or certification by any HMO Regulator;

                  (e) promptly following the receipt of the same, all material correspondence received by the Company or any Subsidiary
(other than correspondence in draft form) from an HMO Regulator which asserts that the Company or any HMO Subsidiary is not in


                                                        71


substantial compliance with any HMO Regulation or which threatens the taking of any action against the Company or any Subsidiary under any HMO Regulation which would reasonably be expected to have a Material Adverse Effect;

                  (f) from time to time upon receipt of a written request by the Agent or any Bank specifying in reasonable detail the types of documents to be provided, copies of any and all statements, audits, studies or reports submitted by or on behalf of the Company or any HMO Subsidiary to any HMO Regulator; and

                  (g) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Bank, may from time to time reasonably request in writing.

         7.03 Notices. The Company shall promptly notify the Agent and each Bank:

                  (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that could, with reasonable foreseeability, become a Default or Event of Default;

                  (b) of any matter that has resulted or may reasonably be expected to result in a Material Adverse Effect, including
(i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental
Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary; including pursuant to any applicable
Environmental Laws;

                  (c) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

                           (i) an ERISA Event,

                           (ii) a material increase in the Unfunded Pension Liability of any Pension Plan,



                                                        72

                          (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate, or

                           (iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability;

                  (d) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries; and

                  (e) of the creation or acquisition of Subsidiary and a statement as to whether or not such Subsidiary is an Excluded
Subsidiary.

Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or could with reasonable foreseeability be) breached or violated.

         7.04 Preservation of Corporate Existence, Etc. The Company shall, and shall cause each Subsidiary to:

                  (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

                  (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business, including all licenses and certifications required pursuant to any HMO Regulation, all certifications and authorizations necessary to ensure that each of the HMO Subsidiaries is eligible for all reimbursements available under the HMO Regulation to the extent applicable to HMOs of their type, and all licenses, permits, authorization and qualifications required under the HMO Regulations in connection with the ownership or operation of HMOs;

                  (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and


                                                        73


                  (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse
Effect.

         7.05 Maintenance of Property. The Company shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         7.06  Insurance.  Except as specifically disclosed in
Schedule 6.19, in addition to insurance requirements set forth in the Collateral Documents, the Company shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; including workers' compensation insurance, public liability and property and casualty insurance which amount shall not be reduced by the Company in the absence of 30 days' prior notice to the Agent. Upon request of the Agent or any Bank, the Company shall furnish the Agent, with sufficient copies for each Bank, at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer of the Company (and, if requested by the Agent, any insurance broker of the Company) setting forth the nature and extent of all insurance maintained by the Company and its Subsidiaries in accordance with this Section or any Collateral Documents (and which, in the case of a certificate of a broker, were placed through such broker).

         7.07 Payment of Obligations. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

                  (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;



                                                        74

                 (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

                  (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

         7.08 Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including all HMO
Regulations and the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

         7.09 Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law;
(b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

         7.10 Inspection of Property and Books and Records. The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company.

         7.11 Environmental Laws. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in material compliance with all Environmental Laws.



                                                        75


         7.12 Use of Proceeds. The Company shall use the proceeds of the Loans for the Kaiser-Texas Acquisition, for general working capital purposes and for general corporate purposes (other than for Acquisitions that are not Permitted Acquisitions) not in contravention of any Requirement of Law or of any Loan Document.

         7.13  Further Assurances.

                  (a) The Company shall ensure that all written information, exhibits and reports furnished to the Agent or the Banks do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agent and the Banks and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.

                  (b) Promptly upon request by the Agent or the Majority Banks, the Company shall (and shall cause any of its Subsidiaries, including Pledgor Subsidiaries, to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Agent or such Banks, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the Collateral, properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect, protect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and Banks the rights granted or now or hereafter intended to be granted to the Banks under any Loan Document or under any other document executed in connection therewith.

         7.14 Dividends of Subsidiaries During Default. Promptly upon (but in no case more than five Business Days after) the occurrence of a Default, the Company shall cause each HMO Subsidiary of the Company to declare and pay dividends (in cash, property, or obligations) on, or to make payments or distributions on account of, the shares of all classes of stock


                                                        76

of such entity in an amount equal to the maximum amount permitted by applicable law at such time to such Subsidiary for the payment of dividends; provided, however, that no such Subsidiary shall be required to pay dividends under this Section 7.14 to the extent that doing so would cause the Regulatory Tangible Net Equity of such Subsidiary to be less than 105 percent of any Regulatory Tangible Net Equity Requirement applicable to such Subsidiary.

         7.15 Acquisitions. Prior to consummating any Permitted Acquisition for aggregate consideration (whether consisting of cash, securities, other property, assumption of Indebtedness or other obligations, or any combination thereof) having a value in excess of $25,000,000, the Company shall have delivered to the Agent (in form and detail satisfactory to each Bank and in sufficient copies for each Bank) the following:

                           (i) At least 15 days' prior written notice from a Responsible Officer of the Company, stating the Company's intention to consummate a Permitted Acquisition, together with a brief summary of the substantive terms thereof;

                           (ii) At least 10 days prior to the consummation of such Permitted Acquisition, a certified copy of the executed purchase contract or merger agreement relating to such Permitted Acquisition; and

                           (iii) An officer's certificate, executed by a Responsible Officer of the Company, dated the date of consummation of such Permitted Acquisition, certifying that immediately before and after giving effect to such Permitted Acquisition (A) no Default has occurred and is continuing or will exist after giving effect to the Permitted Acquisition and (B) that the Company will be in compliance on a pro forma basis with each of the financial ratios specified in
         Section 8.14 as of the end of the fiscal quarter immediately preceding such Acquisition for the twelve-month period preceding such fiscal quarter end, together with a reasonably detailed worksheet setting forth the calculations of such ratios, which calculations shall be acceptable to the Banks.


                                                   ARTICLE VIII
                                                NEGATIVE COVENANTS

         So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied,


                                                        77


or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

         8.01 Limitation on Liens. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

                  (a) any Lien existing on property of the Company or any Subsidiary on the Closing Date and set forth in Schedule 8.01 securing Indebtedness outstanding on such date and any refinancing or refunding thereof;

                  (b)      any Lien created under any Loan Document;

                  (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.07, provided that no notice of lien has been filed or recorded under the Code;

                  (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty;

                  (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

                  (g) purchase money security interests on any property acquired or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the Indebtedness secured thereby does not exceed 100%


                                                        78

of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed $25,000,000;

                  (h) mortgage Liens in connection with the financing of existing, unencumbered real property of the Company or its Subsidiaries securing Indebtedness having an aggregate principal amount of up to $100,000,000 so long as the Specified Percentage of the net proceeds thereof are applied, within ten days after receipt thereof, by the Company to the scheduled reductions of the Commitment pursuant to Section 2.07(b), and such payments are applied to reduce the ratable reduction of the remaining installments under Section 2.07(b);

                  (i) mortgage Liens on any real property acquired or constructed by the Company or its Subsidiaries subsequent to the Closing Date in the ordinary course of business, securing
Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such property; provided that (i) any such Lien attaches to such property concurrently with or within 90 days after such property is placed in service by the Company, (ii) such Lien attaches solely to the property so acquired or constructed in such transaction, (iii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the fair market value of such property, (iv) such Indebtedness is without recourse to the Company or any of its Subsidiaries and (v) the aggregate amount of all such Indebtedness does not exceed $25,000,000;

                  (j) Liens securing obligations in respect of Capital Leases, limited to the assets subject to such leases, provided that such Capital Leases are otherwise permitted hereunder;

                  (k) Liens on any property of HMO Texas, securing the Kaiser Note; provided that such Indebtedness is without recourse to the Company or any of its Subsidiaries (other than HMO Texas to the extent set forth in the Kaiser Note);

                  (l) Liens securing letters of credit, each of which has an individual face amount less than $500,000 and the aggregate face amounts of which are less than $1,000,000; and

                  (m) Liens securing obligations of the Company to a Subsidiary permitted pursuant to Section 8.05(g).

         8.02 Disposition of Assets. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any


                                                        79


property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

                  (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

                  (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

                  (c) sales by the Company in the ordinary course of business of marketable securities held in its investment portfolios;

                  (d) dispositions of assets (including all, but not less than all of the capital stock of any Subsidiary) acquired subsequent to December 31, 1997, to the extent advisable in the best business judgment of the Company; and

                  (e) dispositions not otherwise permitted hereunder of assets (including all, but not less than all, of the capital stock of any Subsidiary) listed on the balance sheet of the Company at December 31, 1997, which are made for fair market value; provided, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) the aggregate sales price from such disposition shall be paid in cash, (iii) the aggregate value of all assets so sold by the Company and its Subsidiaries prior to the Revolving
Loan Termination Date, together, shall not exceed 10% of the Consolidated Tangible Assets listed on the December 31, 1997 balance sheet.

         8.03 Consolidations and Mergers. The Company shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

                  (a) any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-
Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation;

                  (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or another Wholly-Owned Subsidiary; and

                  (c)      Permitted Acquisitions.

         8.04 Loans and Investments. The Company shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company
(together, "Investments"), except for:

                  (a) Investments held by the Company or Subsidiary in the form of cash equivalents or marketable securities in the ordinary course of business;

                  (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

                  (c) extensions of credit by the Company to any of its Wholly-Owned Subsidiaries or by any of its Wholly-Owned
Subsidiaries to another of its Wholly-Owned Subsidiaries;

                  (d)      Investments in Subsidiaries;

                  (e) the Investments as of the Closing Date listed on
Schedule 8.04;

                  (f) loans or advances to officers and employees in an aggregate amount not to exceed $2,500,000; and

                  (g) other Investments consisting of equity holdings in 2314 Partnership and Persons other than Subsidiaries in an aggregate amount not exceeding 15% of the Company's Net Worth at any one time outstanding.

         8.05 Limitation on Indebtedness. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:


                                                        80

                 (a)      Indebtedness incurred pursuant to this Agreement;

                  (b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 8.08;

                  (c) Indebtedness existing on the Closing Date and set forth in Schedule 8.05 (including, without limitation, the Indebtedness evidenced by the Kaiser Note);

                  (d) Indebtedness secured by Liens permitted by subsections 8.01(g), (h) and (i);

                  (e) Indebtedness incurred for the purpose of refinancing all (but not less than all) of any item of Indebtedness incurred pursuant to subsections (b) or (c) above; provided, that the aggregate outstanding principal amount of such Indebtedness shall not at any time exceed the aggregate outstanding principal amount thereof at the Closing Date, minus the aggregate amount of all payments and prepayments of principal which as of such time shall have been made after the date of this Agreement in respect of Indebtedness incurred pursuant to subsections (b) and (c) or pursuant to this subsection (e); and

                  (f) loans or advances to officers and employees of the Company and its Subsidiaries permitted pursuant to Section
8.04(f);

                  (g) loans from any Subsidiary of the Company to the Company;

                  (h) Indebtedness in an aggregate principal amount at any one time outstanding not in excess of $25,000,000 in respect of Capital Leases; and

                  (i) additional unsecured Indebtedness not otherwise permitted under this Section 8.05, in an aggregate principal amount not to exceed $15,000,000 at any one time outstanding;
provided that not more than $7,500,000 of such Indebtedness may be Indebtedness of the Company's Subsidiaries.

         8.06 Transactions with Affiliates. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.



                                                        81


         8.07  Use of Proceeds.

                  (a) The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act, or (v) for any purpose which violated Regulations T, U or X of the FRB.

                  (b) The Company shall not, directly or indirectly, use any portion of the Loan proceeds or any Letter of Credit
(i) knowingly to purchase Ineligible Securities from the Agent or any of its Affiliates during any period in which the Agent or any of its Affiliates makes a market in such Ineligible Securities,
(ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Agent or any of its Affiliates, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Agent or any of its Affiliates and issued by or for the benefit of the Company or any Affiliate of the Company. Certain Affiliates of the Agent are registered broker-dealers and permitted to underwrite and deal in certain Ineligible Securities; and "Ineligible Securities" means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

         8.08 Contingent Obligations. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

                  (a) endorsements for collection or deposit in the ordinary course of business;

                  (b) Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and listed in
Schedule 8.08;

                  (c)      Contingent Obligations under Swap Contracts; and

                  (d) Contingent Obligations with respect to Surety Instruments incurred in the ordinary course of business;



                                                        82

                 (e) Guarantees by the Company of leases by its Subsidiaries of office and medical space; and

                  (f) Guarantees by the Company of reserve obligations and similar obligations of its Subsidiaries under applicable
Requirements of Law.

         8.09 Lease Obligations. The Company shall not, and shall not suffer or permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

                  (a) leases of the Company and of Subsidiaries in existence on the Closing Date and any renewal, extension or refinancing thereof;

                  (b) operating leases entered into by the Company or any Subsidiary after the Closing Date in the ordinary course of business; and

                  (c) Capital Leases other than those permitted under clause (a) of this Section, entered into by the Company or any Subsidiary after the Closing Date to finance the acquisition of equipment, to the extent permitted pursuant to Section 8.05.

         8.10  Restricted Payments.

                  (a) So long as there are any Obligations outstanding, the Company shall not, and shall not suffer or permit any Subsidiary to, (x) purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or make any voluntary prepayment of, the principal of the Convertible Debt or the Kaiser Note prior to the scheduled maturity thereof, (y) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or (z) otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding (each, a "Restricted Payment") unless

                           (i) at the time of, and immediately after giving effect to, such Restricted Payment, no Default or Event of Default shall have occurred and be continuing,

                           (ii) after giving effect to such Restricted
         Payment, the aggregate amount of all Restricted Payments


                                                        83


         made in any fiscal year does not exceed $15,000,000;
         provided, however that if the Company's Leverage Ratio as of the end of any fiscal quarter shall be less than 2.5 to 1.0, the annual limitation on Restricted Payments for the fiscal year in which such fiscal quarter falls and in each following fiscal year shall be $20,000,000, and

                           (iii) after giving effect to such Restricted
         Payment, the aggregate amount of all Restricted
         Payments after the Closing Date does not exceed
         $50,000,000;

notwithstanding the foregoing, the Company may refinance the Convertible Debt or the Kaiser Note with equity securities or with Indebtedness so long as, in the case of Indebtedness, the terms of the replacement Indebtedness (including, without limitation, interest rate, maturity, average life and collateral therefore) are no less favorable to the Company or the Banks than those of the Indebtedness so refinanced.

                  (b) The Company shall not, and shall not suffer or permit any Subsidiary to make any regularly scheduled payment of the principal of or interest on, or any other amount owing in respect of the Convertible Debt unless both before and after giving effect thereof, no Default or Event of Default shall have occurred and be continuing.

         8.11 ERISA. The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to:

                  (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Company in an aggregate amount in excess of $2,000,000; or

                  (b)      engage in a transaction that could be subject to
Section 4069 or 4212(c) of ERISA.

         8.12 Change in Business. The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business other than the Health Care Business.

         8.13 Accounting Changes. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any Subsidiary.



                                                        84

        8.14  Financial Covenants.  The Company shall not:

                  (a) permit its Leverage Ratio at the end of any fiscal quarter set forth below to exceed the ratio set forth below opposite such date:

         For the Quarter Ended:                             Ratio
                  December 31, 1998                    3.75 to 1.00
                  March 31, 1999                       3.50 to 1.00
                  June 30, 1999                        3.25 to 1.00
                  September 30, 1999                   3.25 to 1.00
                  December 31, 1999                    3.00 to 1.00
                  March 31, 2000                       3.00 to 1.00
                  June 30, 2000                        2.75 to 1.00
                  September 30, 2000                   2.75 to 1.00
                  Thereafter                           2.50 to 1.00

                  (b) permit its Consolidated Net Worth to be less than the sum of (i) 85% of its Consolidated Net Worth as of the Closing Date (after giving effect to the Kaiser-Texas
Acquisition) plus (ii) 75% of cumulative consolidated net income
(without giving effect to any consolidated net losses) for the period commencing on the Closing Date and ending on the date of determination, plus (iii) 75% of the amount by which its Consolidated Net Worth is increased by issuances of equity securities (except to the extent such issuance is made in connection with an Acquisition or securities issued pursuant to the Company's long term incentive plans, stock option plans and employee stock purchase plans);

                  (c) permit its Fixed Charges Coverage Ratio at the end of any fiscal quarter set forth below to be less than the ratio set forth below opposite such date:

         For the Quarter Ended:                               Ratio
                  December 31, 1998                     1.50 to 1.00
                  March 31, 1999                        1.50 to 1.00
                  June 30, 1999                         1.50 to 1.00
                  September 30, 1999                    1.50 to 1.00
                  December 31, 1999                     1.50 to 1.00
                  March 31, 2000                        1.75 to 1.00
                  June 30, 2000                         2.00 to 1.00
                  September 30, 2000                    2.25 to 1.00
                  December 31, 2000                     2.50 to 1.00
                  Thereafter                            3.00 to 1.00

                  (d) incur, make or enter into any contractual undertaking for Capital Expenditures in any fiscal year in excess of [6% of the Company's Consolidated Tangible Assets as of the last day of the most recently ended fiscal year.]


                                                        85


         8.15 Limitation on Payment Restrictions Affecting Subsidiaries. Except as set forth in this Agreement, the Company shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to create or suffer to exist or allow to become effective any consensual encumbrance or restriction on the ability of (i) any of the Subsidiaries of the Company to
(a) declare and pay dividends on such Subsidiaries' stock or pay any obligation, liability or any Indebtedness owed to the Company or any of its other Subsidiaries, (b) make loans or advances to the Company or its other Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its other Subsidiaries, or (ii) the Company or any of its Subsidiaries to receive or retain vis-a-vis the transferor any such amounts set forth in clauses (i)(a), (i)(b) or (i)(c) above, except for encumbrances or restrictions existing under or by reason of HMO Regulations and other applicable law.

         8.16 Pledged Shares. The Company shall, and shall cause each of its Subsidiaries to, pledge to the Agent, for the benefit of the Banks, all of the shares of capital stock of each of their respective Subsidiaries (other than the shares of Excluded Subsidiaries) from time to time pursuant to a Pledge Agreement.

         8.17 Acquisitions. The Company will not, nor will it permit any of its Subsidiaries to, make any Acquisition unless:

                      (i) immediately before and after giving effect to the consummation of each Acquisition, no Default has occurred and is continuing or will exist;

                      (ii) for each such Acquisition involving the purchase of a majority of the stock of another party, the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the other party or parties has been obtained;

                      (iii) the aggregate value of the cash or other non-stock consideration (including Indebtedness assumed by the Company or its Subsidiaries in connection therewith) for all Acquisitions (other than those described in the following proviso) does not exceed
         $25,000,000 in any fiscal year or $50,000,000 after the Closing Date; and

                      (iv) the aggregate value of all consideration (including Indebtedness assumed by the Company and its Subsidiaries in connection therewith) for all such Acquisitions (other than those described in the


                                                        86

        following proviso) does not exceed $75,000,000 in any fiscal year or $150,000,000 after the Closing Date;

provided, however, that notwithstanding the foregoing, any Subsidiary of the Company may be merged or consolidated with or into the Company if the Company shall be the continuing or surviving corporation or with or into any other Subsidiary of the Company.


                                                    ARTICLE IX
                                                 EVENTS OF DEFAULT


         9.01 Event of Default. Any of the following shall constitute an "Event of Default":

                  (a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of or interest on any Loan or of any L/C Obligation, or (ii) within three days after the same becomes due, any fee or any other amount payable hereunder or under any other Loan Document; or

                  (b) Representation or Warranty. Any representation or warranty by the Company or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan
Document, is incorrect in any material respect on or as of the date made or deemed made; or

                  (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of
Section 7.01, 7.02, 7.03 or 7.09 or in Article VIII; or

                  (d) Other Defaults. The Company fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 20 days after the earlier of (i) the date upon which a Responsible Officer had Actual Knowledge of such failure or (ii) the date upon which written notice thereof is given to the Company by the Agent or any Bank; or

                  (e)      Cross-Default.  The Company or any Subsidiary
(A) fails to make any payment in respect of any Indebtedness or Contingent Obligation, having an aggregate principal amount of more than $10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or


                                                        87


(B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

                  (f) Insolvency; Voluntary Proceedings. The Company or any Significant Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise;
(ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

                  (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Significant Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Significant
Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Significant Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or
(iii) the Company or any Significant Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

                  (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan,


                                                        88

Multiemployer Plan or the PBGC in an aggregate amount in excess of $2,000,000; the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $2,000,000; or
(iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $2,000,000; or

                  (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $5,000,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or

                  (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (k)      Change of Control.  There occurs any Change of
Control; or

                  (l) Loss of Licenses. Any HMO Regulator or any other Governmental Authority revokes or fails to renew any material license, permit or franchise of the Company or any Subsidiary, or the Company or any Subsidiary for any reason loses any material license, permit or franchise, or the Company or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding
(judicial or administrative) with respect to any material license, permit or franchise; or

                  (m) HMO Event. An HMO Event shall have occurred and remain unremedied for the lesser of 30 days after the occurrence of such event or five days after the duration of any cure period imposed for the cure of such HMO Event by the HMO Regulator administering the pertinent HMO Regulations; or

                  (n) Prospective Premium Default. A Prospective Premium Default shall have occurred; or


                                                        89


                  (o)      Adverse Change.  There occurs a Material Adverse
Effect; or

                  (p) Invalidity of Subordination Provisions. The subordination provisions of the Convertible Debt is for any reason revoked or invalidated, or otherwise cease to be in full force and effect, or any Person contests in any manner (with a reasonable likelihood of success) the validity or enforceability thereof or denies that it has any further liability or obligation thereunder, or the Indebtedness hereunder is for any reason subordinated or does not have the priority contemplated by this Agreement or such subordination provisions.

         9.02 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Banks,

                  (a) declare the commitment of each Bank to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

                  (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other
Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

                  (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan
Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection (f) or (g) of Section 9.01 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent, the Issuing Bank or any Bank.


                                                        90

NOTWITHSTANDING THE FOREGOING, THE AGENT AND THE BANKS EXPRESSLY ACKNOWLEDGE AND AGREE THAT ANY TRANSFER OF THE PLEDGED SHARES, OR ANY EXERCISE OF CONTROL WITH RESPECT THERETO, IS SUBJECT TO, AND SHALL BE EFFECTED SOLELY IN COMPLIANCE WITH, APPLICABLE REGULATORY REQUIREMENTS; PROVIDED THAT THIS ACKNOWLEDGMENT AND AGREEMENT IS MADE SOLELY FOR THE BENEFIT OF APPLICABLE GOVERNMENTAL AND REGULATORY AUTHORITIES AND SHALL NOT BE CONSTRUED AS A COVENANT AS BETWEEN THE AGENT AND THE BANKS, ON THE ONE HAND, AND THE COMPANY OR ANY OF ITS SUBSIDIARIES, ON THE OTHER HAND.

         9.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.


                                                     ARTICLE X
                                                     THE AGENT

         10.01  Appointment and Authorization; "Agent".

                  (a) Each Bank hereby irrevocably (subject to Section 10.09) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                  (b) The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the


                                                        91


documents associated therewith until such time and except for so long as the Agent may agree at the request of the Majority Lenders to act for such Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent", as used in this Article X, included the Issuing Bank with respect to such acts or omissions, and
(ii) as additionally provided in this Agreement with respect to the Issuing Bank.

         10.02 Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         10.03 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

         10.04  Reliance by Agent.



                                                        92

                 (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other
Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

                  (b) For purposes of determining compliance with the conditions specified in Section 5.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

         10.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The
Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article IX; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.


                                                        93


         10.06 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

         10.07 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document,


                                                        94

or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

         10.08 Agent in Individual Capacity. BofA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though BofA were not the Agent or the Issuing Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent or the Issuing Bank.

         10.09 Successor Agent. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X and Sections
11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BofA may not be removed as the Agent at the request of the Majority Banks unless BofA shall also simultaneously be replaced as


                                                        95


"Issuing Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to BofA.

         10.10  Withholding Tax.

                  (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent and the Company, to deliver to the Agent:

                      (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                      (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

                      (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent and the Company of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing
IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.



                                                        96

                 (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                  (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections
1441 and 1442 of the Code, without reduction.

                  (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent or the Company did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent and the Company fully for all amounts paid, directly or indirectly, by the Agent or the Company as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses
(including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

         10.11 Syndication Agent. The Bank identified on the facing page or signature pages of this Agreement as the "syndication agent" shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, the Bank so identified as the "syndication agent" shall not have or be deemed to have any fiduciary relationship with any Bank.
Each Bank acknowledges that it has not relied, and will not rely, on the Bank so identified in deciding to enter into this Agreement or in taking or not taking any action hereunder.




                                                        97


                                                    ARTICLE XI
                                                   MISCELLANEOUS

         11.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agent, do any of the following:

                  (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 8.02);

                  (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

                  (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (iii) below) any fees or other amounts payable hereunder or under any other
Loan Document;

                  (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

                  (e) amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all Banks;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (iii) the Fee Letters may be


                                                        98

amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

         11.02  Notices.

                  (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 11.02, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.02; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

                  (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery;
except that notices pursuant to Article II, III or X to the Agent shall not be effective until actually received by the Agent, and notices pursuant to Article III to the Issuing Bank shall not be effective until actually received by the Issuing Bank at the address specified for the "Issuing Bank" on the applicable signature page hereof.

                  (c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company and the Pledgor
Subsidiaries. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company or any Pledgor Subsidiary to give such notice and the Agent and the Banks shall not have any liability to the Company, any Pledgor subsidiary or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms


                                                        99


understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

         11.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         11.04  Costs and Expenses.  The Company shall:

                  (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA (including in its capacity as Agent and Issuing Bank) within five Business Days after demand (subject to subsection 5.01(e)) for all reasonable costs and expenses incurred by BofA (including in its capacity as Agent and Issuing Bank) in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by or on behalf of BofA (including in its capacity as Agent and Issuing Bank) with respect thereto; and

                  (b) pay or reimburse the Agent and each Bank within five Business Days after demand (subject to subsection 5.01(e)) for all reasonable costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

         11.05 Company Indemnification. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including of experts and agents and Attorney Costs which all


                                                        100

shall be paid upon demand by the Agent) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of: this Agreement, the Pledge Agreements or any document contemplated by or referred to herein; the administration of the Loan Documents; the custody, preservation, use or operation of or the sale of, collection from, or other realization upon, any of the Collateral; the exercise or enforcement of any of the rights of the Agent under the Pledge Agreements or any other Loan Document; the failure by the Company to perform or observe any of the provisions of the Pledge Agreements or any other Loan Document; the transactions contemplated hereby; or any other action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

         11.06 Payments Set Aside. To the extent that the Company makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

         11.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns,


                                                        101


except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

         11.08  Assignments, Participations, etc.

                  (a) Any Bank may, with the written consent of the Company at all times other than during the existence of an Event of Default and the Agent and the Issuing Bank, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company, the Agent or the Issuing Bank shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments, the L/C Obligations and the other rights and obligations of such Bank hereunder, in a minimum amount of $5,000,000; provided, however, that after giving effect thereto, such Bank shall either retain a Commitment in a minimum amount of $5,000,000 or have no ongoing Commitment and provided further that the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (iii) the assignor
Bank or Assignee has paid to the Agent a processing fee in the amount of $3,500.

                  (b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan
Documents.



                                                        102

                 (c) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that it consents to such assignment in accordance with subsection
11.08(a)), the Company shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Nots to be in exchange for, but not in payment of, the Notes held by such
Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The
Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

                  (d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company
(a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating
Bank shall remain solely responsible for the performance of such obligations, (iii) the Company, the Issuing Bank and the Agent shall continue to deal solely and directly with the originating
Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 11.01. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.01, 4.03 and 11.05 as though it were also a Bank hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.



                                                        103


                  (e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

         11.09 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured.
Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank;
provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         11.10 Automatic Debits of Fees. With respect to any commitment fee, arrangement fee, letter of credit fee or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Agent, the Issuing Bank, the Arranger or the Banks under the Loan Documents, the Company hereby irrevocably authorizes BofA to debit any deposit account of the Company with BofA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BofA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

         11.11 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such


                                                        104

other administrative information as the Agent shall reasonably request.

         11.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

         11.13 Severability. Wherever possible each provision of this Agreement, the Pledge Agreements or any other instrument agreement required hereunder shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement, the Pledge Agreements or any other instrument or agreement required hereunder shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of such agreement or instrument.

         11.14 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

         11.15  Governing Law and Jurisdiction.

                  (a) THIS AGREEMENT, THE PLEDGE AGREEMENTS AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE
LAW OF THE STATE OF CALIFORNIA EXCEPT TO THE EXTENT THAT THE
VALIDITY OR PERFECTION OF ANY SECURITY INTERESTS OR REMEDIES
UNDER ANY LOAN DOCUMENTS ARE GOVERNED BY THE LAWS OF A STATE
OTHER THAN CALIFORNIA; PROVIDED THAT THE AGENT AND THE BANKS
SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) ANY LEGAL ACTION, PROCEEDING OR LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS
AGREEMENT, THE PLEDGE AGREEMENTS OR ANY OTHER LOAN DOCUMENT, OR
ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER
ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE BANKS OR THE
COMPANY MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE
OF CALIFORNIA OR IN THE UNITED STATES DISTRICT COURT FOR THE
CENTRAL DISTRICT OF CALIFORNIA; PROVIDED, HOWEVER, THAT ANY SUIT
SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY
BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY


                                                        105


JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE PLEDGE AGREEMENTS, EACH OF THE COMPANY, THE BANKS AND THE AGENT HEREBY CONSENTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY AND EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA AND OF THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE AGENT, THE BANKS AND THE COMPANY FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY ANY MEANS PERMITTED BY CALIFORNIA LAW INCLUDING BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF CALIFORNIA. THE AGENT, THE BANKS AND THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
TO THE EXTENT THAT THE AGENT, THE BANKS AND THE COMPANY HAVE OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO THEM OR THEIR PROPERTY, THE AGENT, THE BANKS AND THE COMPANY HEREBY IRREVOCABLY WAIVE SUCH IMMUNITY IN RESPECT OF THEIR OBLIGATIONS UNDER THIS AGREEMENT, THE PLEDGE AGREEMENTS AND THE OTHER LOAN DOCUMENTS.

         11.16 Waiver of Jury Trial. THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF
ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR
RELATED TO THIS AGREEMENT, THE PLEDGE AGREEMENTS, THE OTHER LOAN DOCUMENTS, ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE COMPANY, THE PLEDGOR SUBSIDIARIES, THE BANKS OR THE AGENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR
OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES
AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT
OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT
CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY
JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN
PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS
AGREEMENT, THE PLEDGE AGREEMENTS, OR THE OTHER LOAN DOCUMENTS OR
ANY PROVISION HEREOF OR THEREOF.  THIS WAIVER SHALL APPLY TO ANY


                                                        106

SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE PLEDGE AGREEMENTS, AND THE OTHER LOAN DOCUMENTS. THE COMPANY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE BANKS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

         11.17 Entire Agreement. This Agreement, together with the Pledge Agreements and the other Loan Documents, embodies the entire agreement and understanding among the Company, the Pledgor Subsidiaries, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.


                  [remainder of page intentionally left blank]


                                                        107


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Los Angeles, California by their proper and duly authorized officers as of the day and year first above written.

                                     SIERRA HEALTH SERVICES, INC.


                                     By:______________________________
                                     Title:___________________________






                                                        108

                                          BANK OF AMERICA NATIONAL TRUST AND
                                          SAVINGS ASSOCIATION, as Agent


                                          By:______________________________
                                          Title:___________________________



                                          BANK OF AMERICA NATIONAL TRUST AND
                                          SAVINGS ASSOCIATION, as Issuing
                                          Bank


                                          By:______________________________
                                          Title:___________________________



                                          BANK OF AMERICA NATIONAL TRUST AND
                                          SAVINGS ASSOCIATION, as a Bank


                                          By:______________________________
                                          Title:___________________________




                                                        109

                                          FIRST UNION NATIONAL BANK



                                           By:______________________________
                                           Title:___________________________







                                                        110


                                  SCHEDULE 1.01

                                SPECIFIED CHARGES



1.  Acquisition and integration expenses          up to $10,000,000
recorded in the fourth quarter of 1998
related to the Kaiser-Texas Acquisition

2.  Legal and related costs to settle the         up to $12,000,000
TRICARE Region 1 bid protest.

3.  Acquisition and integration expenses          up to $2,000,000
related to the acquisition from Mutual of Omaha and subsidiaries



                                                        111

                                 SCHEDULE 2.01

                         COMMITMENTS AND PRO RATA SHARES


Bank                                  Commitment                Pro Rata Share

Bank of America National
Trust and Savings
Association                           $120,000,000                       60%

First Union National Bank             $ 80,000,000                       40%


         TOTAL                        $200,000,000                       100%






                                                        112


                                  SCHEDULE 3.03

                         EXISTING BofA LETTERS OF CREDIT


Letter of Credit              Amount              Expires

3001796                       $4,242,000          March 3, 1999



                                                        113


                                SCHEDULE 5.01(G)

                             EXCLUDED SUBSIDIARIES


A.   CII Financial, Inc. and its subsidiaries

     1.   CII Leasing, Inc. (California)

     2.   CII Premium Finance Company (California)

     3.   Direct Rehabilitation Services (California)

     4.   Finance Assurance Co., Ltd. (Cayman Islands)

     5.   K & L Insurance Services, Inc. (California)

     6.   CII Insurance Agency (California)

     7.   California Indemnity Insurance Company and its subsidiaries
          (California)

          a.  E & E Insurance Agency, Inc. (Nevada)

          b.  Sierra Insurance Company of Texas (Texas)

          c.  Commerical Casualty Insurance Company (California)

          d.  CII Insurance Company (California)

B.   Intermed, Inc. (Arizona)

C.   Midwest Health, Inc. (Illinois)

D.   Nevada Administrators, Inc. (Nevada)

E.   Northern Nevada Health Network, Inc. (Nevada)

F.   Elias F. Ghanem, Ltd. (Nevada)

G.   M.E.G.A., Inc. (Nevada)

H.   Sierra Behavioral Health, Inc. (Nevada)

I.   Sierra Health & Life Insurance Company, Inc. (California)

J.   Sierra Health Holdings, Inc. (Nevada) and its subsidiary

     1.   Texas Health Choice, L.C. (Texas LLC)

K.   2314 West Charleston Partnership






                                SCHEDULE 6.03

                              REQUIRED APPROVALS


1. The Company or certain of its Subsidiaries will be required, following the Closing, to notify applicable insurance regulators of the transaction evidenced by the Loan Documents by filing amendments to their Insurance Holding Company System Registration Statement or equivalent statement.

2. Prior to obtaining ownership and/or control, or transferring ownership and/or control of the Pledged Shares of Subsidiaries subject to regulation by state insurance regulatory authorities, the Agent and the Banks may need to make certain filings with those authorities and obtain requisite regulatory approval. Under apllicable anti-affiliation statutes, banks and certain other financial institutions may be prohibited from owning or controlling any subsidiary subject to state insurance legislation.

3. Section 18442 of the California Financial Code states that "(a)n industrial loan company shall not make any loan of money or property to or guarantee the obligation of any person upon the security of its capital (including the shares of capital stock) of the company, its holding company, or its affiliates." Although Section 18442 may be read to prohibit the pledge of shares of a corporation which owns an industrial loan company (such as in the case of CIIF and CII Premium Finance Company), a representative of the Industrial Loan Department of the Department of Corporations has taken the position in a telephonic conversation that Section 18442 is not intended to prohibit the pledge of shares of the parent company.




                                SCHEDULE 6.05

                                  LITIGATION


PCA v. Sierra Health Services, Inc. (United States District Court, Southern District of Florida). PCA filed on March 18, 1997 and seeks specific performance of a terminated merger agreement and monetary damages exceeding $20,000,000. The court dismissed the action without prejudice for failure to join an indespensable party.

Sierra Health Services, Inc. v. PCA (Court of Chancery of Delaware). The Company filed on March 27, 1997 and seeks damages and declaratory relief for breach of the merger agreement and fraud. On July 31, 1998, the Company filed a Second Amended Complaint that also alleges negligent misrepresentation. The action is currently pending.

Harbor House Cafe, Inc. and other similarly situated v. California Indemnity Insurance Company and Does 1-20 (No. 787823-5, Superior Court of the State of California for the County of Alameda) Class action alleging non-disclosure of inability to pay policyholder dividends to certain policyholders.

Harbor House Cafe, Inc. and other similarly situated v. California Indemnity Insurance Company and Does 1-100 (No. 7879920-9, Superior Court of the State of California for the County of Alameda) One of approximately 35 class actions against various insurers and the California state insurance fund seeking damages growing out of administration by the defendants of experience readjustments.



                              SCHEDULE 6.12

                         PERMITTED LIABILITIES


                                   None.








                               SCHEDULE 6.13

                           ENVIRONMENTAL MATTERS


                                   None







                              SCHEDULE 6.18

                    SUBSIDIARIES & MINORITY INTERESTS


(A)  Subsidiaries of Sierra Health Services, Inc.

A.   Behavioral Healthcare Options, Inc. (Nevada)

B.   CII Financial, Inc. and its subsidiaries

     1.   CII Leasing, Inc. (California)

     2.   CII Premium Finance Company (California)

     3.   Direct Rehabilitation Services (California)

     4.   Finance Assurance Co., Ltd. (Cayman Islands)

     5.   K & L Insurance Services, Inc. (California)

     6.   CII Insurance Agency (California)

     7.   California Indemnity Insurance Company and its subsidiaries
          (California)

          a.   California Indemnity Insurance Company (Nevada)

          b.   Sierra Insurance Company of Texas (Texas)

          c.   Commercial Casualty Insurance Company (California)

          d.   CII Insurance Company (California)

C.   Family Healthcare Services (Nevada)

D.   Family Home Hospice, Inc. (Nevada)

E.   Health Plan of Nevada (Nevada)

F.   Intermed, Inc. (Arizona)

G.   Midwest Health, Inc. (Illinois)

H.   Nevada Administrators, Inc. (Nevada)

I.   Northern Nevada Health Network, Inc. (Nevada)

J.   Prime Holdings, Inc. (Nevada) and its subsidiaries

     1.   Med One Health Plan (Nevada)

     2.   Elias F. Ghanem, Ltd. (Nevada)

     3.   M.E.G.A., Inc. (Nevada)

     4.   Prime Health, Inc. (Nevada)

K.   Sierra Acquisition, Inc. (Delaware)

L.   Sierra Behavioral Health, Inc. (Nevada)

M.   Sierra Health & Life Insurance Company, Inc. (California)

N.   Sierra Health Holdings, Inc. (Nevada) and its subsidiary

     1.   Texas Health Choice, L.C. (Texas LLC)

O.   Sierra Health-Care Options, Inc. (Nevada)

P.   Sierra Home Medical Products, Inc. (Nevada)

Q.   Sierra Medical Management, Inc. (Nevada) and its subsidiaries

     1.   Mohave Valley Hospital, Inc. (Arizona)

     2.   Tolemac, Inc. (Arizona)

R.   Sierra Military Health Services, Inc. (Delaware)

S.   Sierra Texas Systems, Inc. (Texas)

T.   Southwest Medical Associates, Inc. (Nevada)

U.   Southwest Realty, Inc. (Nevada)

     1.   2314 W. Charleston Partnership


(B)  Equity Investments:

A.   Integrated Health Services at Silvercrest, Inc.

B.   Triwest Healthcare Alliance Corp.


(C)  Excluded Subsidiaries

See Schedule 5.01(g)





                              SCHEDULE 6.19

                            INSURANCE MATTERS


The Company does not carry a separate errors and omissions policy.





                              SCHEDULE 8.01

                             PERMITTED LIENS


                            See Schedule 8.05





                              SCHEDULE 8.04

                           EXISTING INVESTMENTS


1. Mortgage loans to former officers and employees of CII in a principal amount outstanding on the date hereof of approximately $4,954,000.

2. Loans to Dr. Anthony Marlon in a principal amount outstanding on the date hereof of approximately $2,650,000 secured by a pledge of options to purchase Company stock.

3.  See Schedule 6.18(B).







                                   SCHEDULE 8.05

                              PERMITTED INDEBTEDNESS


1. 7.11% Mortgage Note in favor of BofA, Nevada secured by a deed of trust, assignment of rents and leases, and a security agreement covering the newly constructed portion of the Company's administrative headquarters complex and underlying real property.

2.  7.5% Convertible Subordinated Debentures due 2001 of CII.

3. 7 3/8% Mortgage Note in favor of BofA, Nevada secured by a deed of trust, assignment of rents and leases, and a security agreement covering a portion of the Company's administrative headquarters.

4. Master Lease and Security Agreement dated as of December 31, 1997 between Sumitomo Bank Leasing and Finance, Inc. as lessor and Sierra Health Services, Inc. as lessee.

5.  The Kaiser Note.

6.  Other existing debt of approximately $7,158,000 in principal.

7.  Earn-out under the Kaiser Acquisition Agreement.

8. Earn-out in connection with the in-market acquisition of certain assets from Mutual of Omaha or affiliates not to exceed $15,000,000 over three years.







                                   SCHEDULE 8.08

                              CONTINGENT OBLIGATIONS



                                        None







                                   SCHEDULE 8.17

                              PERMITTED ACQUISITIONS


The in-market acquisition of certain assets from Mutual of Omaha or affiliates for a price not to exceed $15,000,000 over three years.









                                SCHEDULE 11.02

                     OFFSHORE AND DOMESTIC LENDING OFFICES,
                              ADDRESSES FOR NOTICES


BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
         as Administrative Agent

Notices (other than Borrowing Notices and Notices of
Conversion/Continuation):

Bank of America National Trust
and Savings Association
Agency Management Services #20529
555 South Flower Street, 11th Floor
Los Angeles, CA 90071

Attention:                 Ms. Gina Meador
                           Vice President
                           Telephone: 213/228-5245
                           Facsimile: 213/228-2299

AGENT'S PAYMENT OFFICE:

Notices for Extensions of Credit and Conversion/Continuation:

Bank of America National Trust
and Savings Association
Agency Administrative Services #5596
1850 Gateway Boulevard, Fifth Floor
Concord, CA 94520

Attention:                 Nicole Burish
                           Telephone: 925/675-8437
                           Facsimile: 925/675-8500

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
         as a Bank

Domestic and Offshore Lending Office:

GPO-Domestic Account Administration #5693
1850 Gateway Boulevard, Third Floor
Concord, CA 94520



                                                         1

Attention:                 Elvira Karpat
                           Telephone: 925/675-8255
                           Facsimile: 925/675-7531/7532

Notices (other than Borrowing notices and Notices of Conversion/Continuation):


Bank of America National Trust
and Savings Association
Health Care Finance #9173
555 South Flower Street, 11th Floor
Los Angeles, CA 90071

Attention:                 J. Gregory Seibly
                           Vice President
                           Telephone: 213/228-2953
                           Facsimile: 213/228-2756